Filed Pursuant to Rule 424(b)(2)

Registration Statement No. 333-233663

Dated December 16, 2019

Equity Index Underlying Supplement

(To Prospectus Supplement dated December 16, 2019 and
Prospectus dated December 16, 2019)
Canadian Imperial Bank of Commerce

Notes Linked to One or More Equity Indices

Canadian Imperial Bank of Commerce (“CIBC”) from time to time may offer and sell certain senior unsecured debt obligations (the “notes”) linked to the performance of an underlying “Reference Asset,” which will be an index that tracks the performance of equity securities (the “Index”).  The Reference Asset may also consist of a “Basket” of two or more Indices (the “Basket Components”).  The notes may also be linked to the worst performing of two or more Indices. The applicable free writing prospectus or pricing supplement will specify the Reference Asset to which your notes are linked, as well as specific terms of the notes.

Notwithstanding anything to the contrary set forth in the accompanying prospectus supplement for senior global medium-term notes dated December 16, 2019 (the “prospectus supplement”) and the accompanying prospectus for senior debt securities dated December 16, 2019 (the “prospectus”), this underlying supplement describes additional terms of the notes, certain risks related to the notes and the Reference Asset, and some of the Indices to which the return on the notes may be linked.

You should read the applicable free writing prospectus or pricing supplement, this underlying supplement, the accompanying prospectus supplement and the accompanying prospectus carefully before you invest in a particular issuance of the notes.  If the terms described in the applicable free writing prospectus or pricing supplement are different from or inconsistent with those described herein, the terms described in the applicable free writing prospectus or pricing supplement will govern the applicable notes.

The descriptions of indices in this underlying supplement only apply to selected equity indices to which the notes may be linked. We do not guarantee that we will offer the notes linked to any of the indices described herein. In addition, we may offer the notes linked to one or more equity indices that are not described herein. In such an event, we will describe such additional equity index or indices in the applicable free writing prospectus or pricing supplement, or in another underlying supplement.

The notes are unsecured obligations of CIBC and are not savings accounts or insured deposits of a bank. The notes are not insured by the U.S. Federal Deposit Insurance Corporation, the Canada Deposit Insurance Corporation, or any other government agency or instrumentality of the United States, Canada or any other jurisdiction.

Potential purchasers of the notes should consider the information in “Risk Factors” beginning on page S-1 of this underlying supplement, page S-1 of the accompanying prospectus supplement and page 1 of the accompanying prospectus. You may lose some or all of your principal amount of the notes. Any payments due on the notes, including any repayment of principal, will be subject to the credit risk of CIBC.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these notes or determined if this document, the accompanying prospectus and the accompanying prospectus supplement or any free writing prospectus or pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Unless otherwise specified in the applicable free writing prospectus or pricing supplement, the notes will not be listed on a securities exchange or quotation system.

In making your investment decision, you should rely only on the information contained or incorporated by reference in the applicable free writing prospectus or pricing supplement, this underlying supplement, any related underlying supplement, the accompanying prospectus supplement and prospectus. The information in the applicable free writing prospectus or pricing supplement and any related underlying supplement, including this underlying supplement, may only be accurate as of the dates of each of such documents. Certain capitalized terms used and not defined in this underlying supplement have the meanings ascribed to them in the accompanying prospectus supplement and prospectus.

The notes described in the applicable free writing prospectus or pricing supplement and this underlying supplement are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which should be discussed with your professional advisers.  The applicable free writing prospectus or pricing supplement, any related underlying supplement including this underlying supplement and the accompanying prospectus supplement and prospectus do not constitute an offer to sell or a solicitation of an offer to buy the notes in any circumstances in which such offer or solicitation is unlawful.

In this underlying supplement, the “Bank,” “CIBC,” “we,” “us” and “our” refer to Canadian Imperial Bank of Commerce, unless the context requires otherwise.

None of CIBC, the agents, or any of our respective affiliates accepts any responsibility for the calculation, maintenance or publication of the Indices described herein or any Successor Indices (as defined herein).

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RISK FACTORS

Your investment in the notes will involve certain risks, many of which differ from those of a conventional debt security.  We urge you to read the section “Risk Factors” beginning on page S-1 of the accompanying prospectus supplement and page 1 of the accompanying prospectus, in any related underlying supplement, and in the applicable free writing prospectus or pricing supplement in addition to the following risk factors relevant to your notes.  Investing in the notes is not equivalent to investing directly in the securities included in an Index.  You should understand the risks of investing in the notes and should reach an investment decision only after careful consideration, with your advisers, of the suitability of the notes in light of your particular financial circumstances and the information set forth in this underlying supplement, any other relevant underlying supplement, the applicable free writing prospectus or pricing supplement, and the accompanying prospectus supplement and prospectus. You should not purchase the notes unless you understand and can bear these investment risks.

General Risks Related to the Notes

Your investment in the notes may result in a loss.

Unless otherwise specified in the applicable free writing prospectus or pricing supplement, you may lose your entire investment in the notes, and there can be no assurance of the receipt of any amount at maturity.

Your return on the notes may be less than the return on a conventional debt security of comparable maturity.

The return on your notes, which could be negative, may be less than the return you could earn on other investments. Even if your return is positive, your return may be less than the return you would earn if you bought a conventional senior interest bearing debt security of the Bank with the same maturity date. Your investment in the notes may not reflect the full opportunity cost to you when you take into account factors that affect the time value of money, such as inflation.

Your investment is subject to our credit risk.

The notes are our senior unsecured debt obligations and are not, either directly or indirectly, an obligation of any third party. As further described in the accompanying prospectus supplement and prospectus, the notes will rank on par with all of our other unsecured and unsubordinated debt obligations, except such obligations as may be preferred by operation of law. Any payment to be made on the notes depends on our ability to pay all amounts as they come due. As a result, the actual and perceived creditworthiness of us may affect the market value of the notes and, in the event we were to default on our obligations, you may not receive the amounts owed to you under the terms of the notes. If we default on our obligations under the notes, your investment would be at risk and you could lose some or all of your investment. See “Description of Senior Debt Securities—Events of Default” in the accompanying prospectus.

The notes are not insured by any third parties.

The notes will be solely our obligations. Neither the notes nor your investment in the notes are insured by the U.S. Federal Deposit Insurance Corporation, the Canada Deposit Insurance Corporation, or any other government agency or instrumentality of the United States, Canada or any other jurisdiction.

The Bank’s initial estimated value of the notes will be lower than the initial issue price (price to public) of the notes.

The initial issue price of the notes will exceed the Bank’s initial estimated value because costs associated with selling and structuring the notes, as well as hedging the notes, are included in the initial issue price of the notes.

The Bank’s initial estimated value does not represent future values of the notes and may differ from others’ estimates.

The Bank’s initial estimated value of the notes is only an estimate, which will be determined by reference to the Bank’s internal pricing models when the terms of the notes are set. This estimated value will be based on market conditions and other relevant factors existing at that time, the Bank’s internal funding rate on the pricing date and the Bank’s assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for the notes that are greater or less than the Bank’s initial estimated value. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the market value of the notes could change significantly based on, among other things, changes in market conditions, including the value of the Reference Asset, the Bank’s creditworthiness, interest rate movements and other relevant factors, which may impact the price at which the agent or any other party would be willing to buy the notes from you in any secondary market transactions. The Bank’s initial estimated value does not represent a minimum price at which the agent or any other party would be willing to buy the notes in any secondary market (if any exists) at any time.

The Bank’s initial estimated value of the notes will not be determined by reference to credit spreads for our conventional fixed-rate debt.

The internal funding rate to be used in the determination of the Bank’s initial estimated value of the notes generally represents a discount from the credit spreads for our conventional fixed-rate debt. The discount is based on, among other things, our view of the funding value of the notes as well as the higher issuance, operational and ongoing liability management costs of the notes in comparison to those costs for our conventional fixed-rate debt. If the Bank were to use the interest rate implied by our conventional fixed-rate debt, we would expect the economic terms of the notes to be more favorable to you. Consequently, our use of an internal funding rate for market-linked notes would have an adverse effect on the economic terms of the notes, the initial estimated value of the notes on the pricing date, and any secondary market prices of the notes.

The payment on the notes will not reflect changes in the value of the Reference Asset at any time other than the relevant Valuation Date.

Changes in the value of the Reference Asset during the term of notes other than on the relevant Valuation Date (as defined below) will not be reflected in the calculation of the payment on the notes.  The payment on the notes will be based on the value of the Reference Asset on the relevant Valuation Date (subject to adjustments as described herein, including those described under “Certain Terms of the Notes—Valuation Dates” below). As a result, even if the value of the Reference Asset has increased at certain times during the term of the notes, the payment on the notes may be significantly less than it would otherwise have been had the payment been linked to the value of the Reference Asset other than on the relevant Valuation Date.

The notes will not be listed on any securities exchange or quotation system, and there may be no secondary market for the notes.

The notes are most suitable for purchasing and holding to maturity or an automatic call, if applicable. The notes will be new securities for which there is no trading market. The notes will not be listed on any organized securities exchange or any inter-dealer quotation system. We cannot assure you as to whether there will be a trading or secondary market for the notes or, if there were to be such a trading or secondary market, that it would be liquid.

Under ordinary market conditions, the agent or any of its affiliates may (but are not obligated to) make a secondary market for the notes and may cease doing so at any time. Because we do not expect other broker-dealers to participate in the secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which the agent or any of its affiliates is willing to transact. If none of the agent or any of its affiliates makes a market for the notes, there will not be a secondary market for the notes. Accordingly, we cannot assure you as to the development or liquidity of any secondary market for the notes. If a secondary market for the notes is not developed or maintained, you may not be able to sell your notes easily or at prices that will provide you with a yield comparable to that of similar securities that have a liquid secondary market.

If the value of the Reference Asset changes, the market value of your notes may not change in the same manner.

Your notes may trade quite differently from the performance of the Reference Asset. Changes in the value of the Reference Asset may not result in a comparable change in the market value of your notes. See “—The market value of the notes will be affected by various factors that interrelate in complex ways, and their market value may be less than the principal amount” below.

The market value of the notes will be affected by various factors that interrelate in complex ways, and their market value may be less than the principal amount.

The notes are not designed to be short-term trading instruments. Unless otherwise specified in the applicable free writing prospectus or pricing supplement, you will have no right to have your notes redeemed at your option prior to maturity.  If you wish to liquidate your investment in notes prior to maturity, your only option would be to sell them.  At that time, there may be an illiquid market for your notes or no market at all.  Even if you were able to sell your notes, the price at which the notes may be sold prior to maturity will depend on a number of factors. Some of these factors include, but are not limited to: (i) actual or anticipated changes in the level of an Index over the term of the notes, (ii) volatility of the level of an Index and the market’s perception of future volatility of the level of an Index, (iii) economic and other conditions generally, (iv) changes in interest rates generally, (v) dividend yields on securities included in an Index, (vi) any actual or anticipated changes in our credit ratings or credit spreads, and (vii) time remaining to maturity.

You must rely on your own evaluation of the merits of an investment linked to the Reference Asset.

We, the agents, and our respective affiliates, at the time of any offering of the notes or in the future, may engage in business with any company whose securities are included in an Index, including making loans to, equity investments in, or providing investment banking, asset management, or other services to those companies, their affiliates, and their competitors.  In connection with these activities, we, the agents, and our respective affiliates may receive information about those companies that we will not divulge to you or other third parties.  We, the agents, or our respective affiliates have published, and in the future may publish, research reports on one or more of these companies.  This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with your interest as a holder of the notes.  Any of these activities may adversely affect the market value of the notes. Any prospective purchaser of the notes should undertake an independent investigation of the Reference Asset as in its judgment is appropriate to make an informed decision regarding an investment in the notes. The selection of an Index as the Reference Asset does not reflect any investment recommendations from us.

Certain business, trading and hedging activities of us, the agents, and our respective affiliates may create conflicts with your interests and could potentially adversely affect the value of the notes.

We, the agents, and our respective affiliates may engage in trading and other business activities related to an Index or any securities included in an Index that are not for your account or on your behalf. We, the agents, and our respective affiliates also may issue or underwrite other financial instruments with returns based upon an Index. These activities may present a conflict of interest between your interest in the notes and the interests that we, the agents, and our respective affiliates may have in our or their proprietary accounts, in facilitating transactions, including block trades, for our or their other customers, and in accounts under our or their management. These trading and other business activities, if they influence the value of the Reference Asset or secondary trading in your notes, could be adverse to your interests as a beneficial owner of the notes.

Moreover, we and our affiliates play a variety of roles in connection with the issuance of the notes, including hedging our obligations under the notes and making the assumptions and inputs used to determine the pricing of the notes and the initial estimated value of the notes when the terms of the notes are set. We expect to hedge our obligations under the notes through the agents, one of our or their affiliates, and/or another unaffiliated counterparty. Any of these hedging activities may adversely affect the value of the Reference Asset and therefore the market value of the notes and the amount you will receive, if any, on the notes. In connection with such activities, the economic interests of us, the agents, and our respective affiliates may be adverse to your interests as an investor in the notes. Any of these activities may adversely affect the value of the notes. In addition, because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging activity may result in a profit that is more or less than expected, or it may result in a loss. We, the agents, or one or more of our respective affiliates will retain any profits realized in hedging our obligations under the notes even if investors do not receive a favorable investment return under the terms of the notes or in any secondary market transaction. Any profit in connection with such hedging activities will be in addition to any other compensation that we, the agents, and our respective affiliates receive for the sale of the notes, which creates an additional incentive to sell the notes to you. We, the agents, and our respective affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to these transactions based on the potential effect on an investor in the notes.

There are potential conflicts of interest between you and the calculation agent.

The calculation agent will determine, among other things, the amount of your payment on the notes. Unless otherwise specified in the applicable free writing prospectus or pricing supplement, we will serve as the calculation agent. We may change the calculation agent after the original issue date without notice to you. The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent will determine whether a Market Disruption Event (as defined below) affecting an Index has occurred and make a good faith estimate in its sole discretion of the Closing Level (as defined below) for an affected Index if the relevant Valuation Date is postponed to the last possible day. See “Certain Terms of the Notes—Valuation Dates” below. This determination may, in turn, depend on the calculation agent’s judgment as to whether the event has materially interfered with our ability or the ability of one of our affiliates to unwind our hedge positions. The calculation agent will be required to carry out its duties in good faith and use its reasonable judgment. However, because we are expected to be the calculation agent, potential conflicts of interest could arise. Neither we nor any of our affiliates will have any obligation to consider your interests as a holder of the notes in taking any action that might affect the value of your notes.

The calculation agent can postpone the determination of the Closing Level of an Index if a Market Disruption Event occurs.

If the calculation agent determines that a Market Disruption Event has occurred or is continuing on any scheduled Valuation Date with respect to an Index, the applicable Valuation Date for that Index will be postponed. See “Certain Terms of the Notes—Valuation Dates” below. If the scheduled Final Valuation Date (as defined below) is postponed because a Market Disruption Event occurs or is continuing on that day with respect to an Index, the maturity date for the notes will also be postponed. No interest will accrue as a result of a delayed payment.

General Risks Related to Indices

As a holder of the notes, you will not have any ownership interest or rights in any securities included in an Index.

The notes are our debt securities.  They are not equity instruments, shares of stock, or securities of any other issuer. Unless otherwise specified in the applicable free writing prospectus or pricing supplement, your notes will be paid in cash and you have no right to receive any securities included in an Index. As a holder of the notes, you will not have any ownership interest or rights in any securities included in an Index, such as voting rights or rights to receive dividends or other distributions. As a result, the return on your notes may not reflect the return you would realize if you actually owned any securities included in an Index and received the dividends paid or other distributions made in connection with them, and the return on your notes may be less than a comparable investment directly in those securities.

We, the agents, and our respective affiliates cannot control actions by any of the unaffiliated companies whose securities are included in an Index.

Unless otherwise set forth in the free writing prospectus or pricing supplement, we, the agents, and our respective affiliates do not control any company whose securities are included in an Index and have not verified any disclosure made by any other company.  We, the agents, or our respective affiliates may from time to time own securities of companies included in an Index.  However, none of us, the agents, or any of our respective affiliates has the ability to control the actions of any of these companies or has undertaken any independent review of, or made any due diligence inquiry with respect to, any of these companies, unless (and only to the extent that) the securities of us, the agents, or our respective affiliates are represented by that Index.  These companies will not be involved in the offering of the notes and will have no obligations with respect to the notes, including any obligation to take our or your interests into consideration for any reason. These companies will not receive any of the proceeds of the offering of the notes and will not be responsible for, and will not have participated in, the determination of the timing of, prices for, or quantities of, the notes to be issued. These companies will not be involved with the administration, marketing or trading of the notes and will have no obligations with respect to the payment to be paid to you on the notes. In addition, none of these companies will have any obligation to consider your interests as a holder of the notes in taking any action that might affect the return on the notes.

An Index Sponsor may adjust the relevant Index in a way that affects its level, and it has no obligation to consider your interests.

Unless otherwise specified in the applicable free writing prospectus or pricing supplement, we, the agents, and our respective affiliates are not affiliated with a sponsor of any Index (each, an “Index Sponsor”). Consequently, we have no control of the actions of any Index Sponsor. An Index Sponsor can add, delete, or substitute the components included in the relevant Index or make other methodological changes that could change its level.  A new security included in an Index may perform significantly better or worse than the replaced security, and the performance will impact the level of the Index.  Additionally, an Index Sponsor may alter, discontinue, or suspend calculation or dissemination of an Index.  Any of these actions could adversely affect the return on your notes.  An Index Sponsor will have no obligation to consider your interests in calculating or revising an Index.

The historical performance of an Index should not be taken as an indication of its future performance.

The level of an Index will determine the amount to be paid on the notes. The historical performance of an Index does not necessarily give an indication of its future performance. As a result, it is impossible to predict whether the level of an Index will rise or fall during the term of the notes. The level of an Index will be influenced by complex and interrelated political, economic, financial and other factors.

Additional Risks Relating to Certain Notes With More Than One Index Comprising the Reference Asset

The Indices comprising the Reference Asset may not move in tandem, and an increase in the level of one Basket Component may be offset by lower performance of one or more of the other Basket Components.

Changes in the levels of one or more of the Basket Components may not correlate with changes in the levels of one or more of the other Basket Components.  The levels of one or more Basket Components may increase, while the levels of one or more of the other Basket Components may decrease or not increase as much.  Therefore, in calculating the value of the Basket at any time, increases in the level of one Basket Component may be moderated or wholly offset by decreases or lesser increases in the levels of one or more of the other Basket Components.  If the weightings of the applicable Basket Components are not equal, adverse changes in the levels of the Basket Components which are more heavily weighted could have a greater impact upon your notes.

If the Reference Asset Is or Includes the Russell 2000® Index, the S&P Midcap 400® Index or Any Other Index That Tracks Securities Related to Small and Mid-Capitalization Companies

The notes will be subject to risks associated with small-capitalization or mid-capitalization companies.

The relevant Index will track companies that may be considered small-capitalization or mid-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore the level of the relevant Index may be more volatile than an investment in stocks issued by larger companies. Stock prices of small-capitalization or mid-capitalization companies may also be more vulnerable than those of larger companies to adverse business and economic developments, and the stocks of small-capitalization or mid-capitalization companies may be thinly traded, making it difficult for the relevant Index to track them. In addition, small-capitalization or mid-capitalization companies are often less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Small-capitalization or mid-capitalization companies are often subject to less analyst coverage and may be in early, and less predictable, periods of their corporate existences. These companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and competitive strengths than large-capitalization companies, and are more susceptible to adverse developments related to their products.

If the Reference Asset Is or Includes the EURO STOXX 50® Index, the FTSE® 100 Index, the Hang Seng® Index,  the MSCI Brazil Index, the MSCI EAFE® Index, the MSCI Emerging Markets Index, the MSCI Europe Index, the Nasdaq-100® Index, the Nikkei 225 Index, the TOPIX® Index or Any Other Index That Tracks Foreign Securities

The notes will be subject to risks associated with non-U.S. companies.

An investment in securities linked to the level of an Index that tracks the common stocks of non-U.S. companies involves risks associated with the home countries of such non-U.S. companies. The prices of such non-U.S. companies’ common stocks may be affected by political, economic, financial and social factors in the home country of each such non-U.S. company, including changes in such country’s government, economic and fiscal policies, currency exchange laws or other laws or restrictions, which could adversely affect the value of the notes.

The foreign securities tracked by an Index may have less liquidity and could be more volatile than the securities traded in U.S. or other longer-established securities markets. Direct or indirect government intervention to stabilize the relevant foreign securities markets, as well as cross shareholdings in foreign companies, may adversely affect trading levels or prices and volumes in those markets. The other special risks associated with foreign securities may include, but are not limited to: less liquidity and smaller market capitalizations; less rigorous regulation of securities markets; different accounting and disclosure standards; governmental interference; currency fluctuations; higher inflation; and social, economic and political uncertainties. These factors may adversely affect the performance of the Index and, as a result, the value of the notes.

Time differences between the domestic and foreign markets and New York City may create discrepancies between the prices of the securities included in an Index and the value of the notes.

Time differences between the domestic and foreign markets may result in discrepancies between the prices of the securities included in an Index and the value of the notes. To the extent that U.S. markets are closed while markets for the securities included in an Index remain open, significant price or rate movements of these securities may take place that will not be reflected immediately in the value of the notes. In addition, there may be periods when the relevant foreign markets are closed for trading, causing the level of the Index to remain unchanged for multiple Trading Days (as defined below) in New York City.

If the Reference Asset Is or Includes the EURO STOXX 50® Index, the FTSE® 100 Index, the Hang Seng® Index, the MSCI Brazil Index, the MSCI Europe Index, the Nikkei 225 Index, the TOPIX® Index or Any Other Index That Tracks Foreign Securities And That Is Not Adjusted for Exchange Rate Changes.

The notes will not be adjusted for changes in exchange rates.

Although the equity securities that are included in the relevant Index are traded in the foreign currencies, and your notes are denominated in U.S. dollars, such Index and the amount payable on the notes will not be adjusted for changes in the exchange rates between the U.S. dollar and the foreign currencies. Changes in exchange rates, however, may also reflect changes in the foreign economies that in turn may affect the level of such Index, and therefore the return on your notes. The amount we will pay in respect of your notes will be determined solely in accordance with the procedures described in the applicable free writing prospectus or pricing supplement.

If the Reference Asset Is or Includes the MSCI EAFE® Index, the MSCI Emerging Markets Index, or Any Other Index That Tracks Foreign Securities And That Is Adjusted for Exchange Rate Changes.

The notes will be subject to currency exchange risk.

Unless otherwise specified in the applicable free writing prospectus or pricing supplement, the prices of the securities included in the relevant Index will be converted into U.S. dollars for purposes of calculating the level of such Index. As a result, your notes will be exposed to currency exchange rate risk with respect to each of the currencies in which the equity securities included in such Index trade. Your net exposure will depend on the extent to which such currencies strengthen or weaken against the U.S. dollar and the relative weight of the equity securities included in such Index denominated in each such currency. If, taking into account such weighting, the U.S. dollar strengthens against such currencies, the level of such Index will be adversely affected and, depending on the terms of your notes, the return on the notes, if any, may be reduced.

Of particular importance to potential currency exchange risk are:

•                  the volatility of the exchange rate between the U.S. dollar and relevant currencies in which the stocks or other securities that make up the relevant Index are denominated;

•                  existing and expected rates of inflation;

•                  existing and expected interest rate levels;

•                  the balance of payments in the relative countries and between each country and its major trading partners; and

•                  the extent of governmental surpluses or deficits in the component countries and the United States.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various component countries and the United States and other countries important to international trade and finance.

If the Reference Asset Is or Includes the Hang Seng® Index, the MSCI Emerging Markets Index, or Any Other Index That Tracks Foreign Securities In Emerging Markets.

There are risks associated with emerging markets.

An investment in the notes will involve risks that are associated with investments that are linked to the equity securities of issuers from emerging markets. Many of the issuers included in the relevant Index are based in nations that are undergoing rapid institutional change, including the restructuring of economic, political, financial and legal systems.  The regulatory and tax environments in these nations may be subject to change without review or appeal and many emerging markets suffer from underdevelopment of their capital markets and their tax systems.  In addition, in some of these nations, issuers of the relevant securities face the threat of expropriation of their assets and/or nationalization of their businesses.  It may be more difficult for an investor in these markets to monitor investments in these companies, because these companies may be subject to fewer disclosure requirements than companies in developed markets, and economic and financial data about some of these countries may be unreliable.

Other Risk Factors Relating to an Index

The applicable free writing prospectus or pricing supplement may set forth additional risk factors as to a specific Index that you should review prior to purchasing the notes.

USE OF PROCEEDS AND HEDGING

The net proceeds from the sale of the notes will be used as described under “Use of Proceeds” in the accompanying prospectus supplement and prospectus and to hedge market risks of the Bank associated with its obligation to pay any payments on the notes.

We may hedge our obligations under the notes by, among other things, purchasing securities, futures, options or other derivative instruments with returns linked or related to changes in the value of the Reference Asset, and we may adjust these hedges by, among other things, purchasing or selling securities, futures, options or other derivative instruments at any time. Our cost of hedging will include the projected profit that our counterparty expects to realize in consideration for assuming the risks inherent in hedging our obligations under the notes. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our counterparty’s control, such hedging may result in a profit that is more or less than expected, or could result in a loss. It is possible that we could receive substantial returns from these hedging activities while the value of the notes decreases.

We expect to hedge our obligations under the notes through one of our affiliates and/or another unaffiliated counterparty.

We have no obligation to engage in any manner of hedging activity and we will do so solely at our discretion and for our own account. No holder of the notes will have any rights or interest in our hedging activity or any positions we or any unaffiliated counterparty may take in connection with our hedging activity. The hedging activity discussed above may adversely affect the value of the notes from time to time. See “Risk Factors—The Bank’s initial estimated value of the notes will be lower than the initial issue price (price to public) of the notes” and “—Certain business, trading and hedging activities of us, the agents, and our respective affiliates may create conflicts with your interests and could potentially adversely affect the value of the notes” above.

INDEX DESCRIPTIONS

All disclosures contained in this underlying supplement regarding an Index, including, without limitation, its make-up, method of calculation and changes in its components, are derived from publicly available information. That information reflects the policies of, and is subject to change by, the applicable Index Sponsor. Information from outside sources is not incorporated by reference in, and should not be considered a part of, this document. An Index Sponsor has no obligation to continue to publish, and may discontinue or suspend the publication of, the applicable Index at any time. None of CIBC, the agents, or any of our respective affiliates has made any independent investigation as to the adequacy or accuracy of information about any Index or any securities included in any Index. You should make your own investigation into each applicable Index.

The Dow Jones Industrial Average®

The Dow Jones Industrial Average® (the “INDU”) is a price-weighted index of 30 U.S. blue-chip stocks, which represent all economic industries except transportation and utilities. The INDU was launched on May 26, 1896 with a base date of May 26, 1896.  The INDU is published by S&P Dow Jones Indices LLC (“SPDJI”) and is reported by Bloomberg under the ticker symbol “INDU.”

Index Construction and Maintenance

The INDU is maintained by the “Averages Committee,” which is composed of three representatives of SPDJI and two representatives of The Wall Street Journal. The Averages Committee meets regularly to review pending corporate actions that may affect index constituents, statistics comparing the composition of the INDU to the market, companies that are being considered as candidates for addition to the INDU and any significant market events.

The index universe for the INDU consists of securities in the S&P 500® Index excluding stocks classified under Global Industry Classification Standard (“GICS”) code 2030 (Transportation) and 55 (Utilities). While stock selection is not governed by quantitative rules, a stock typically is added only if the company has an excellent reputation, demonstrates sustained growth and is of interest to a large number of investors. Companies should be incorporated and headquartered in the United States. In addition, a plurality of revenues should be derived from the United States. Maintaining adequate sector representation within the index is also a consideration in the selection process for the INDU.

Changes to the INDU are made on an as-needed basis. There is no annual or semi-annual reconstitution. Rather, changes in response to corporate actions and market developments can be made at any time. Constituent changes are typically announced one to five days before they are scheduled to be implemented.

Index Computation

The INDU is a price-weighted index rather than a market capitalization-weighted index and therefore INDU constituent weights are determined solely by the prices of the constituent stocks in the INDU.

The formula to calculate the INDU is:

where,

P = the price of each constituent stock in the index

Shares outstanding are set to a uniform number throughout the INDU and the index divisor is adjusted for any price impacting corporate action on one of its member stocks; this includes price adjustments, special dividends, stock splits and rights offerings. The index divisor will also adjust in the event of an addition to or deletion from the index. The INDU is calculated without adjustments for regular cash dividends.

Corporate actions (such as stock splits, stock dividends, and rights offerings) are applied after the close of trading on the day prior to the ex-date. Any potential impact of a spin-off on constituents of the INDU is evaluated by the Averages Committee on a case-by-case basis.

License Agreement

Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”), and the INDU is a product of SPDJI. We and SPDJI have entered into a non-transferable, non-exclusive license agreement providing for the sublicense to us, in exchange for a fee, of the right to use the INDU in connection with the issuance of the notes.

The license agreement between us and SPDJI provides that the following language must be stated in this document:

The INDU is a product of SPDJI, and has been licensed for use by CIBC.  Standard & Poor’s® and S&P® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”); DJIA®, The Dow®, Dow Jones® and Dow Jones Industrial Average® are trademarks of Dow Jones; and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by CIBC.  The notes are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, any of their respective affiliates (collectively, “S&P Dow Jones Indices”).  S&P Dow Jones Indices makes no representation or warranty, express or implied, to the holders of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the INDU to track general market performance.  S&P Dow Jones Indices’ only relationship to CIBC with respect to the INDU is the licensing of the INDU and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices or its licensors.  The INDU is determined, composed and calculated by S&P Dow Jones Indices without regard to CIBC or the notes.  S&P Dow Jones Indices have no obligation to take the needs of CIBC or the holders of the notes into consideration in determining, composing or calculating the INDU.  S&P Dow Jones Indices is not responsible for and has not participated in the determination of the prices and amount of the notes or the timing of the issuance or sale of the notes or in the determination or calculation of the equation by which the notes are to be converted into cash, surrendered or redeemed, as the case may be.  S&P Dow Jones Indices has no obligation or liability in connection with the administration, marketing or trading of the notes. There is no assurance that investment products based on the INDU will accurately track index performance or provide positive investment returns.  S&P Dow Jones Indices LLC is not an investment advisor.  Inclusion of a security within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice.  Notwithstanding the foregoing, CME Group Inc. and its affiliates may independently issue and/or sponsor financial products unrelated to the notes currently being issued by CIBC, but which may be similar to and competitive with the notes.  In addition, CME Group Inc. and its affiliates may trade financial products which are linked to the performance of the INDU.

S&P DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE INDU OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO.  S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN.  S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY CIBC, HOLDERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDU OR WITH RESPECT TO ANY DATA RELATED THERETO.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE.  THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND CIBC, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

The EURO STOXX 50® Index

The EURO STOXX 50® Index (the “SX5E”) was created by STOXX Limited (“STOXX”), a wholly owned subsidiary of Deutsche Börse AG. Publication of the SX5E began in February 1998, based on an initial index level of 1,000 at December 31, 1991. The SX5E is derived from the EURO STOXX Total Market Index (“TMI”) and covers 50 blue-chip stocks from 11 Eurozone countries: Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain. The SX5E is reported by Bloomberg under the ticker symbol “SX5E.”

Index Composition and Maintenance

The stocks in the represented Eurozone countries are ranked in terms of free-float market capitalization. The largest stocks are added to the selection list until the coverage is close to, but still less than, 60% of the free-float market capitalization of the corresponding EURO STOXX TMI, which covers 95% of the free-float market capitalization of the represented Eurozone countries. If the next highest-ranked stock brings the coverage closer to 60% in absolute terms, then it is also added to the selection list. All current stocks in the SX5E are added to the selection list. All of the stocks on the selection list are then ranked in terms of free-float market capitalization to produce the final index selection list. The largest 40 stocks on the selection list are selected; the remaining 10 stocks are selected from the largest remaining current stocks ranked between 41 and 60; if the number of stocks selected is still below 50, then the largest remaining stocks are selected until there are 50 stocks. The minimum liquidity criteria of the EURO STOXX TMI also applies to the selection of index components.

The index components are subject to a capped maximum index weight of 10%, which is applied on a quarterly basis.

The composition of the SX5E is reviewed annually in September.  The review cut-off date is the last Trading Day of August.

The free-float factors for each component stock used to calculate the SX5E, as described below, are reviewed, calculated, and implemented on a quarterly basis and are fixed until the next quarterly review.

The SX5E is subject to a “fast exit rule.” The index components are monitored for any changes based on the monthly selection list ranking (i.e., on an ongoing monthly basis). A component is deleted from the SX5E if: (a) it ranks 75 or below on the monthly selection list and (b) it ranked 75 or below on the selection list of the previous month. The highest-ranked stock that is not an index component will replace it. Changes will be implemented on the close of the fifth Trading Day of the month, and are effective the next Trading Day.

The SX5E is also subject to a “fast entry rule.” All stocks on the latest selection lists and initial public offering (“IPO”) stocks are reviewed for a fast-track addition on a quarterly basis. A stock is added, if (a) it qualifies for the latest STOXX blue-chip selection list generated at the end of February, May, August or November and (b) it ranks within the “lower buffer” (ranks 1-25) on this selection list. If the stock is added, it replaces the smallest component stock in the SX5E.

The SX5E is also reviewed on an ongoing basis. Corporate actions (including IPOs, mergers and takeovers, spin-offs, delistings, and bankruptcy) that affect the index composition are immediately reviewed. Any changes are announced, implemented, and effective in line with the type of corporate action and the magnitude of the effect.

A deleted stock is replaced immediately to maintain the fixed number of 50 component stocks.  If a stock is deleted in between regular review dates but is still a component of the EURO STOXX TMI, then the stock will remain in the SX5E until the next regular review.

Index Calculation

The SX5E is calculated with the “Laspeyres formula,” which measures the aggregate price changes in the component stocks against a fixed base quantity weight. The formula for calculating the index level can be expressed as follows:

Index =	Free float market capitalization of the Index
Divisor of the Index

The “free float market capitalization of the Index” is equal to the sum of the product of the price, number of shares outstanding, free float factor, weighting cap factor and exchange rate from local currency to index currency, for each component stock as of the time the SX5E is being calculated.

The SX5E is also subject to a divisor, which is adjusted to maintain the continuity of the index levels across changes due to corporate actions, such as the deletion and addition of stocks, the substitution of stocks, stock dividends, and stock splits.

Neither we nor any of our affiliates, including the selling agent, accepts any responsibility for the calculation, maintenance, or publication of, or for any error, omission, or disruption in, the SX5E or any successor to the SX5E. STOXX does not guarantee the accuracy or the completeness of the SX5E or any data included in the SX5E. STOXX assumes no liability for any errors, omissions, or disruption in the calculation and dissemination of the SX5E. STOXX disclaims all responsibility for any errors or omissions in the calculation and dissemination of the SX5E or the manner in which the SX5E is applied in determining the amount payable on the notes at maturity.

License Agreement

We have entered into an agreement with STOXX providing us and certain of our affiliates or subsidiaries identified in that agreement with a non-exclusive license and, for a fee, with the right to use the SX5E, which is owned and published by STOXX, in connection with certain securities, including the notes.

STOXX and its licensors (the “Licensors”) have no relationship to us, other than the licensing of the SX5E and the related trademarks for use in connection with the notes.

STOXX and its Licensors do not sponsor, endorse, sell or promote the notes; recommend that any person invest in the notes; have any responsibility or liability for or make any decisions about the timing, amount or pricing of the notes; have any responsibility or liability for the administration, management or marketing of the notes; or consider the needs of the notes or the owners of the notes in determining, composing or calculating the SX5E or have any obligation to do so.

STOXX and its Licensors will not have any liability in connection with the notes. Specifically, STOXX and its Licensors do not make any warranty, express or implied and disclaim any and all warranty about: the results to be obtained by the notes, the owners of the notes or any other person in connection with the use of the SX5E and the data included in the SX5E; the accuracy or completeness of the SX5E and its data; and the merchantability and the fitness for a particular purpose or use of the SX5E and its data. STOXX and its Licensors will have no liability for any errors, omissions or interruptions in the SX5E or its data. Under no circumstances will STOXX or its Licensors be liable for any lost profits or indirect, punitive, special or consequential damages or losses, even if STOXX or its Licensors knows that they might occur. The licensing agreement between us and STOXX is solely for our benefit and the benefit of STOXX and not for the benefit of the owners of the notes or any other third parties.

The FTSE® 100 Index

The FTSE® 100 Index (the “UKX”) is a market-capitalization weighted index calculated, published and disseminated by FTSE Russell. The UKX is designed to measure the composite performance of the 100 largest UK-listed blue chip companies that pass screening for size and liquidity traded on the London Stock Exchange Group plc (the “LSE”). The UKX was launched on January 3, 1984 and has a base date of December 30, 1983. The UKX is reported by Bloomberg under the ticker symbol “UKX.”

Index Composition

Only equity shares that are “premium listed,” as defined by the Financial Conduct Authority in its Listing Rules Sourcebook, which have been admitted to trading on the London Stock Exchange with a Sterling denominated price are eligible for inclusion in the UKX.  All securities in the index universe are assigned a nationality.  Only companies assigned UK nationality are eligible for inclusion in the UKX.

Eligible securities are required to pass the following screens before being added to the UKX:

•                  Price: there must be an accurate and reliable price for the purposes of determining the market value of a company.

•                  Minimum voting rights: companies are required to have greater than 5% of the company’s voting rights in the hands of unrestricted shareholders.

•                  Investability weightings: constituents of the UKX are adjusted for free float.  Free float is calculated using available published information rounded to 12 decimal places. Companies with a free float of 5% or below are excluded from the UKX. To be eligible for inclusion in UKX, a security must have a minimum free float of 25% if the issuing company is UK incorporated and 50% if it is non-UK incorporated.

•                  Liquidity: stocks are screened using the median daily volume for each security calculated as a percentage of the shares in issue for that day adjusted for by the free float at the end of the month:

o                Securities which do not turnover at least 0.025% of their shares in issue (after the application of any investability weightings) based on their monthly median for at least ten of the twelve months prior to the annual index review, will not be eligible for inclusion in the UKX until the next annual review.

o                An existing constituent which does not turnover at least 0.015% of its shares in issue (after the application of any investability weightings) based on its monthly median per month for at least eight of the twelve months prior to the annual index review will be removed and will not be eligible for inclusion in the UKX until the next annual review.

o                New issues which do not have a twelve month trading record must have a minimum 20 day trading record when reviewed. They must turnover at least 0.025% of their shares in issue (after the application of any investability weightings) based on their monthly median each month, on a pro-rata basis since premium listing or UK Nationality allocation date if non-UK incorporated.

Index Calculation

The UKX is calculated as the summation of the free float adjusted market values (or capitalizations) of all companies within the UKX divided by the divisor. On the base date, the divisor was calculated as the sum of the market capitalizations of the UKX constituents divided by the initial index value of 1,000. The divisor is subsequently adjusted for any capital changes in the UKX constituents. In order to prevent discontinuities in the UKX in the event of a corporate action or change in constituents it is necessary to make an adjustment to the prices used to calculate the UKX to ensure that the change in the UKX between two consecutive dates reflects only market movements rather than including changes due to the impact of corporate actions or constituent changes. This ensures that the index values remain comparable over time and that changes in the level of the UKX properly reflect the change in value of a portfolio of UKX constituents with weights the same as in the UKX.  The adjustment used by FTSE Russell is based on the Paasche formula (also known as the current-weighted formula) which adjusts the divisor for the UKX for the day before a corporate action and calculates the change from that adjusted index to the index for the following day in which the corporate action occurs.

The UKX is reviewed on a quarterly basis in March, June, September and December based on data from the close of business on the Tuesday before the first Friday of the review month.  Securities eligible for inclusion in the UKX will comprise the Monitored List.  At the periodic review, all securities including in the Monitored List will be ranked by full market capitalization (i.e., before the application of investability weightings) from largest to smallest.  A security will be inserted if it rises to 90th or above on the Monitored List, and a security will be deleted if it falls to 111th or below on the Monitored List.  Where a greater number of companies qualify to be inserted in the UKX than those qualifying to be deleted, the lowest ranking constituents presently included in the UKX will be deleted to ensure that an equal number of companies are inserted and deleted at the periodic review. Likewise, where a greater number of companies qualify to be deleted than those qualifying to be inserted, the securities of the highest ranking companies which are presently not included in the UKX will be inserted to match the number of companies being deleted at the periodic review.

FTSE will be responsible for publishing the Reserve List, the six highest ranking non-constituents of the UKX, at the time of the periodic review. The Reserve List will be used in the event that one or more constituents are deleted from the UKX during the period up to the next quarterly review. The reserve company will be determined by re-ranking the Reserve List using prices two days prior to the deletion of a constituent.

A new security (IPO) will be added to the UKX outside a quarterly review if it satisfies the eligibility criteria and the screens other than the liquidity screen and its full market capitalization (i.e. before the application of any investability weighting) using the closing price on the first day of trading is greater than 1% or more of the full capitalization of the FSTE All-Share (before the application of individual constituent investability weightings). The security which is the lowest ranking constituent of the UKX will be selected for removal.

License Agreement

CIBC or one of its affiliates has entered into a non-exclusive license agreement with FTSE, whereby CIBC and its affiliates and subsidiary companies and certain of its affiliates, in exchange for a fee, will be permitted to use the UKX, which is owned and published by FTSE, in connection with certain products, including the notes.

Neither FTSE nor the LSE makes any representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in structured products generally or in the notes particularly, or the ability of the UKX to track general stock market performance. FTSE and the LSE’s only relationship with CIBC is the licensing of certain trademarks and trade names of FTSE, respectively, without regard to us or the notes. FTSE and the LSE have no obligation to take the needs of us or the holders of the notes into consideration in determining, composing or calculating the UKX. Neither FTSE nor the LSE is responsible for and has not participated in the determination of the timing, price or quantity of the notes to be issued or in the determination or calculation of the amount due at maturity of the notes. Neither FTSE nor the LSE has any obligation or liability in connection with the administration, marketing or trading of the notes.

The notes are not in any way sponsored, endorsed, sold or promoted by FTSE or the LSE, and neither FTSE nor the LSE makes any warranty or representation whatsoever, expressly or impliedly, either as to the results to be obtained from the use of the UKX and/or the figure at which the said component stands at any particular time on any particular day or otherwise. The UKX is compiled and calculated by FTSE. However, neither FTSE nor the LSE shall be liable (whether in negligence or otherwise) to any person for any error in the UKX and neither FTSE nor the LSE shall be under any obligation to advise any person of any error therein.

“FTSE®,” “FTSETM,” “FT-SE®” and “Footsie®” are trade marks of the London Stock Exchange Group companies and are used by FTSE International Limited under license. “All-World,” “All-Share” and “All-Small” are trade marks of FTSE International Limited.

The Hang Seng® Index

The Hang Seng® Index (the “HSI”) is calculated, maintained and published by Hang Seng Indexes Company Limited (“HSIL”), a wholly owned subsidiary of Hang Seng Bank, in concert with the HSI Advisory Committee and was first developed, calculated and published on November 24, 1969. The HSI is a free float-adjusted market capitalization weighted stock market index that is designed to reflect the performance of the Hong Kong stock market.

The number of constituents of  HSI is fixed at 50. Stocks and real estate investment trusts with a primary listing on the main board of the Stock Exchange of Hong Kong (“HKEX”) are eligible as constituents of the HSI. Mainland China enterprises that have an H-share listing in Hong Kong will not be eligible for inclusion in the HSI unless the company has no unlisted share capital. In addition, to be eligible for selection, a company:

(1)          must be among those that constitute the top 90% of the total market value of all primary listed shares on the HKEX (the market value of a company refers to the average of its month-end market capitalizations for the past 12 months);

(2)          must be among those that constitute the top 90% of the total turnover of all primary listed shares on the HKEX in a sufficient number of measurement sub-periods (turnover is assessed over the last eight quarterly sub-periods: if a company was in the top 90% in any of the most recent four sub-periods, it receives two points; if it was in the top 90% in any of the latter four sub-periods, it receives one point. A company must attain a “score” of eight points to meet the turnover requirement); and

(3)          should normally have a listing history of 24 months (there are exceptions for companies that have shorter listing histories but large market values and/or high turnover scores).

From the many eligible candidates, final selections are based on the following: (1) the market value and turnover rankings of the companies; (2) the representation of the sub-sectors within the HSI directly reflecting that of the market; and (3) the financial performance of the companies.

Index Calculation

The calculation methodology of the HSI is a free float-adjusted market capitalization weighting with a cap on individual stocks. Under this calculation methodology, shares held by any entities (excluding custodians, trustees, mutual funds and investment companies) which control more than 5%, subject to exceptions, of shares are excluded for index calculation:

•                  Strategic holdings (governments and affiliated entities or any other entities which hold substantial shares in the company would be considered as non-free float unless otherwise proved);

•                  Directors’ and management holdings (directors, members of the board committee, principal officers or founding members);

•                  Corporate cross holdings (publicly traded companies or private firms / institutions); and

•                  Lock-up shares (shareholdings with a publicly disclosed lock-up arrangement).

A free float-adjusted factor representing the proportion of shares that is free floated as a percentage of the issued shares, is rounded up to the nearest 1% where the free float is below 10% and otherwise rounded up to the nearest 5% for the calculation of the HSI and is updated quarterly.

A cap of 10% on individual stock weightings is applied. A cap factor is calculated quarterly to coincide with the regular update of the free float-adjusted factor. Additional re-capping is performed upon constituent changes.

The formula for the index calculation is as follows:

where:

Pt :current price at day t;

Pt-1: closing price at day ( t-1);

IS: number of issued shares;

FAF: free-float-adjusted factor, which is between 0 and 1; and

CF: capping factor, which is between 0 and 1.

Index Maintenance

HSIL undertakes regular quarterly reviews of HSI constituents with data cut-off dates of end of March, June, September and December each year. A quarterly review is normally completed within eight weeks after the end of each calendar quarter. In each review, there may or may not be constituent additions or deletions. Effective dates of constituent changes will be the next Trading Day after the first Friday of March, June, September and December. If that Friday falls on a public holiday, it will be postponed to the next Friday, subject to the final decision made by HSIL. Under normal circumstances, five Trading Days’ notice will be given for any constituent changes before the effective dates.

License Agreement

We have entered into an agreement with HSI providing us and certain of our affiliates or subsidiaries with a non-exclusive license and, for a fee, with the right to use the HSI, which is owned and published by HSI, in connection with certain securities, including the notes.

THE HSI IS PUBLISHED AND COMPILED BY HSI SERVICES LIMITED PURSUANT TO A LICENSE FROM HANG SENG DATA SERVICES LIMITED. THE MARK AND NAME OF THE HANG SENG® INDEX ARE PROPRIETARY TO HANG SENG DATA SERVICES LIMITED. HSI SERVICES LIMITED AND HANG SENG DATA SERVICES LIMITED HAVE AGREED TO THE USE OF, AND REFERENCE TO, THE HANG SENG® INDEX BY THE ISSUER IN CONNECTION WITH THE NOTES, BUT NEITHER HSI SERVICES LIMITED NOR HANG SENG DATA SERVICES LIMITED WARRANTS OR REPRESENTS OR GUARANTEES TO ANY BROKER OR HOLDER OF THE NOTES, OR ANY OTHER PERSON, (i) THE ACCURACY OR COMPLETENESS OF THE HSI AND ITS COMPUTATION OR ANY INFORMATION RELATED THERETO; OR (ii) THE FITNESS OR SUITABILITY FOR ANY PURPOSE OF THE HSI OR ANY COMPONENT OR DATA COMPRISED IN IT; OR (iii) THE RESULTS WHICH MAY BE OBTAINED BY ANY PERSON FROM THE USE OF THE HANG SENG® INDEX OR ANY COMPONENT OR DATA COMPRISED IN IT FOR ANY PURPOSE, AND NO WARRANTY OR REPRESENTATION OR GUARANTEE OF ANY KIND WHATSOEVER RELATING TO THE HSI IS GIVEN OR MAY BE IMPLIED. THE PROCESS AND BASIS OF COMPUTATION AND COMPILATION OF THE HANG SENG® INDEX AND ANY OF THE RELATED FORMULA OR FORMULAE, CONSTITUENT STOCKS AND FACTORS MAY AT ANY TIME BE CHANGED OR ALTERED BY HSI SERVICES LIMITED WITHOUT NOTICE.

TO THE EXTENT PERMITTED BY APPLICABLE LAW, NO RESPONSIBILITY OR LIABILITY IS ACCEPTED BY HSI SERVICES LIMITED OR HANG SENG DATA SERVICES LIMITED (i) IN RESPECT OF THE USE OF AND/OR REFERENCE TO THE HSI BY THE ISSUER IN CONNECTION WITH THE NOTES; OR (ii) FOR ANY INACCURACIES, OMISSIONS, MISTAKES OR ERRORS OF HSI SERVICES LIMITED IN THE COMPUTATION OF THE HSI; OR (iii) FOR ANY INACCURACIES, OMISSIONS, MISTAKES, ERRORS OR INCOMPLETENESS OF ANY INFORMATION USED IN CONNECTION WITH THE COMPUTATION OF THE HSI WHICH IS SUPPLIED BY ANY OTHER PERSON; OR (iv) FOR ANY ECONOMIC OR OTHER LOSS WHICH MAY BE DIRECTLY OR INDIRECTLY SUSTAINED BY ANY BROKER OR HOLDER OF THE NOTES, OR ANY OTHER PERSON DEALING WITH THE NOTES AS A RESULT OF ANY OF THE AFORESAID, AND NO CLAIMS, ACTIONS OR LEGAL PROCEEDINGS MAY BE BROUGHT AGAINST HSI SERVICES LIMITED AND/OR HANG SENG DATA SERVICES LIMITED IN CONNECTION WITH THE NOTES IN ANY MANNER WHATSOEVER BY ANY BROKER, HOLDER OR OTHER PERSON DEALING WITH THE NOTES. ANY BROKER, HOLDER OR OTHER PERSON DEALING WITH THE NOTES DOES SO THEREFORE IN FULL KNOWLEDGE OF THIS DISCLAIMER AND CAN PLACE NO RELIANCE WHATSOEVER ON HSI SERVICES LIMITED AND HANG SENG DATA SERVICES LIMITED. FOR THE AVOIDANCE OF DOUBT, THIS DISCLAIMER DOES NOT CREATE ANY CONTRACTUAL OR QUASI- CONTRACTUAL RELATIONSHIP BETWEEN ANY BROKER, HOLDER OR OTHER PERSON AND HSI SERVICES LIMITED AND/OR HANG SENG DATA SERVICES LIMITED AND MUST NOT BE CONSTRUED TO HAVE CREATED SUCH RELATIONSHIP.

The JPX-Nikkei Index 400

The JPX-Nikkei Index 400 (the “JPNK400”) is calculated, maintained and published by Japan Exchange Group, Inc. (JPX), Tokyo Stock Exchange, Inc. (TSE) and Nikkei Inc. (Nikkei) (collectively, the “index sponsor”). The JPNK400 is reported by Bloomberg under the ticker symbol “JPNK400.”

The JPNK400 is composed of stocks listed on the TSE’s First Section (large companies), Second Section (mid-size companies), Mothers (Market Of The High-growth and Emerging Stocks – for start-ups) and JASDAQ market.  Stocks included in the JPNK400 are selected based on market capitalization, trading value, return on equity, and other factors, as described in more detail below.  The JPNK400 was first calculated and published on January 6, 2014.  The inception value of the JPNK400 was 10,000 on August 30, 2013. The JPNK400 is calculated every one second during the trading hours of the TSE.

Additional information relating to the composition and calculation of the JPNK400 is available on the index sponsor’s website:  http://www.jpx.co.jp/english/markets/indices/jpx-nikkei400/. However, information included in that website shall not be deemed to be included or incorporated by reference in this document.

Index Composition and Maintenance

The index components are selected based on the selection criteria applied as of the final business day of June (the “base selection date”). The calculation of the JPNK400 using the new constituents will begin at the final business day of August.  The selection process and criteria are as follows:

(1)  1,000 stocks are selected from 1,200 stocks based on their trading value over the past three years and their market value on the base selection date.  Stocks are excluded from selection if they fall under any of the following criteria:

•                  the stock has been listed for less than three years;

•                  the company fails to disclose its latest earnings report or internal control report, except in cases that the index sponsor deem it to be unavoidable;

•                  the company’s liabilities have been in excess of its assets during any of the past three fiscal years;

•                  the company has had an operating loss in each of the past three fiscal years;

•                  the company has had a net loss in each of the past three fiscal years;

•                  the company’s financials have disclosed doubt regarding its ability to continue as a going concern;

•                  there has been disclosure of insufficient financial controls;

•                  the stock has been designated as a security to be delisted or security on alert; or

•                  certain listing violations have occurred over the past year.

(2)  Each stock is scored by (a) three-year average return on equity (“ROE”) (weighted 40%), (b) three-year cumulative operating profit (weighted 40%) and (c) market capitalization on the base selection date (weighted 20%), determined as follows:

Three-year average return on equity is calculated as follows:

Three-year cumulative operating profit is the sum of reported operating profit over the past three years.

The market capitalization of a stock is calculated based on the number of listed shares multiplied by its closing share price as of the annual base selection date.

(3)  400 stocks are selected by the final ranking with the scores calculated above in (2) and qualitative factors from the perspectives of corporate governance and disclosure.  These factors are applied as of the base selection date and include the appointment of at least two independent outside directors, releasing the most recent earnings report according to international financial reporting standards and the release of English language earnings information via

Timely Disclosure Network (TDnet).  The final score for each stock equals the sum of the score calculated above in (2) plus the score from the qualitative factors.  Stocks are ranked from highest to lowest based on their final scores, with the exception that stocks whose three-year average ROE or most recent ROE is negative or whose three-year cumulative operating profit is negative are moved to the bottom of the ranking.  In the event of a tie in final scores, the stock with the higher market capitalization is ranked higher.

Periodic Review. Periodic review of constituents occurs annually in August with data on the base selection date. The top 440 issues are selected according to the rankings specified above from the eligible stocks as of the base selection date. If the number of constituents selected according to the rankings specified above, the top ranking stocks that meet the two conditions indicated below are selected until the number of constituents reaches 400.

-                    Either 3-year average ROE or latest ROE surpasses the median ranking; or

-                    Ranking is at or within the top ranking 400 stocks in above

If the number of selected stocks still does not reach 400, then the non-selected top ranking 400 stocks based on their final scores are selected until the number of constituents reaches 400.

Removal and inclusion of constituents in addition to periodic review. If constituents are delisted, designated as securities to be delisted, or designated as securities on alert outside of the periodic review, they are removed from the JPNK400. No supplementary inclusions are made to meet the intended number of constituents. If a constituent is delisted due to corporate events, such as consolidation, merger, acquisition or spinoffs, the resulting entity may be included as a constituent under certain conditions.

Index Calculation

The JPNK400 is calculated using free-float adjusted market value weighting and is calculated to two decimal places.  The level of the JPNK400 equals the current total free-float adjusted market value divided by the base market value.  The market value is the sum of the number of shares of each constituent stock multiplied by its stock price.  The base market value is adjusted to maintain continuity in the JPNK400 when the market value of constituents changes for non-market reasons.  The weight of each index component is capped at 1.5% of the JPNK400, and if any component exceeds that weight, it is adjusted downwards at the time of the annual review. In case of delisting of the components due to a merger, bankruptcy, or other corporate event, new stocks are not added until the next annual review.

The free-float adjustment market value is determined by excluding the estimated number of listed shares that are deemed not to be available for trading in the market, using publicly available documents. Shares that are not treated as available are, among others, shares held by specified types of major shareholders, and shares held by board members and other representatives. The free-float weights are reviewed annually for each index component, with the announcement and effective date for each index component occurring on a quarterly basis, depending upon the relevant company’s earnings release schedule. In addition to this annual review, the index sponsors may also adjust a company’s free-float weight to reflect extraordinary events.

License Agreement

We expect to enter into an agreement with the index sponsor providing us with a non-exclusive license with the right to use the JPNK400 in exchange for a fee.  The JPNK400 is the intellectual property of the index sponsor.

The JPNK400 is a copyrighted material using a methodology independently developed and created by the index sponsor, and the index sponsor owns the copyrights and other intellectual property rights subsisting in the JPNK400 itself and the methodology used to calculate the JPNK400. Ownership of trademarks and any other intellectual property rights with respect to the marks to indicate the JPNK400 belong to the index sponsor. The notes are arranged, managed and sold exclusively at the risk of CIBC, and the index sponsor does not guarantee the notes and shall assume no obligation or responsibility with respect to the notes.

The index sponsor shall not be obligated to continuously publish the JPNK400 and shall not be liable for any errors, delays, or suspensions of the publication of the JPNK400. The index sponsor shall have the right to change the composition of the stocks included in the JPNK400, the calculation methodology of the JPNK400 or any other details of the JPNK400 and shall have the right to discontinue the publication of the JPNK400 at any time.

The MSCI Indices

MSCI, Inc. (“MSCI”) calculates and maintains indices that are part of the “MSCI Global Investable Market Indexes” (the “MSCI Indices”), including the MSCI Brazil Index, the MSCI EAFE® Index, the MSCI Emerging Markets Index, and the MSCI Europe Index.

The MSCI Brazil Index

The MSCI Brazil Index is a free float-adjusted, capitalization-weighted index that is designed to measure the performance of the large- and mid-cap segments of the Brazilian equity market. The MSCI Brazil Index covers approximately 85% of the Brazilian equity universe. The U.S. dollar price return version of the MSCI Brazil Index is reported by Bloomberg L.P. under the ticker symbol “MXBR.”

The MSCI EAFE® INDEX

The MSCI EAFE® Index (“MXEA”) is intended to measure equity market performance in developed market countries, excluding the United States and Canada. The MXEA is a free float-adjusted market capitalization equity index with a base date of December 31, 1969 and an initial value of 100.00. The MXEA is calculated daily in U.S. dollars and published in real time every 60 seconds during market trading hours. The MXEA currently consists of companies from the following 21 developed countries: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom. The MXEA covers approximately 85% of the free float-adjusted market capitalization in each country. The MXEA is part of the MSCI Market Cap Weighted Indexes series and is an MSCI Global Investable Market Index. The MXEA is reported by Bloomberg under the ticker symbol “MXEA.”

The MSCI Emerging Markets Index

The MSCI Emerging Markets Index (“MXEF”) offers a representation of emerging markets based on the following 26 emerging market countries: Argentina, Brazil, Chile, China, Colombia, Czech Republic, Egypt, Greece, Hungary, India, Indonesia, Korea, Malaysia, Mexico, Pakistan, Peru, Philippines, Poland, Qatar, Russia, Saudi Arabia, South Africa, Taiwan, Thailand, Turkey and United Arab Emirates. The MXEF covers approximately 85% of the free float-adjusted market capitalization in each country. The MXEF has a base value of 100.00 and a base date of December 31, 1987. Beginning in June 2018, the MXEF included shares traded on mainland Chinese exchanges, referred to as A shares. The MXEF is part of the MSCI Market Cap Weighted Indexes series and is an MSCI Global Investable Market Index. The MXEF is reported by Bloomberg under the ticker symbol “MXEF.”

The MSCI Europe Index

The MSCI Europe Index is a free float-adjusted market capitalization weighted index that is designed to measure the equity market performance of the developed markets in Europe. The MSCI Europe Index currently consists of the following 15 developed market country indices: Austria, Belgium, Denmark, Finland, France, Germany, Ireland, Italy, the Netherlands, Norway, Portugal, Spain, Sweden, Switzerland and the United Kingdom. The MSCI Europe Index covers approximately 85% of the free float-adjusted market capitalization across the European developed markets equity universe. The euro dollar price return version of the MSCI Europe Index is reported by Bloomberg under ticker symbol “MXEU.”

General – MSCI Indices

The MSCI Indices were founded in 1969 by Capital International as the first international performance benchmarks constructed to facilitate accurate comparison of world markets. Morgan Stanley acquired the rights to license the MSCI Indices in 1986. In November 1998, Morgan Stanley transferred all rights to the MSCI Indices to MSCI, a Delaware corporation formed and operated jointly by Morgan Stanley and Capital International. In 2004, MSCI acquired Barra, Inc., a provider of risk analytics, and firm-wide investment risk management systems and services and merged this with MSCI. In 2007, MSCI completed an initial public offering and was listed on the New York Stock Exchange, with Morgan Stanley retaining a controlling interest. In 2009, MSCI and Morgan Stanley fully separated. The MSCI single country standard equity indices have covered the world’s developed markets since 1969, and in 1988, MSCI commenced coverage of the emerging markets.

MSCI provides global equity indices intended to measure equity performance in international markets and the MSCI Indices are designed to serve as global equity performance benchmarks. In constructing these indices, MSCI applies its index construction and maintenance methodology across developed, emerging and frontier markets.

MSCI enhanced the methodology used in its international equity indices. The MSCI Standard and MSCI Small Cap Indices, along with the other MSCI equity indices based on them, transitioned to the Global Investable Market Indexes methodology described below. The transition was completed at the end of May 2008. The enhanced MSCI Standard Indices are composed of the MSCI Large Cap and Mid Cap Indices. The MSCI Global Small Cap Index transitioned to the MSCI Small Cap Index resulting from the Global Investable Market Indices methodology and contains no overlap with constituents of the transitioned MSCI Standard Indices. Together, the relevant MSCI Large Cap, Mid Cap, and Small Cap Indices will make up the MSCI investable market index for each country, composite, sector, and style index that MSCI offers.

Constructing the MSCI Global Investable Market Indices

The MSCI Global Investable Market Indices are constructed and maintained at an individual market level. MSCI undertakes an index construction process for the MSCI Global Investable Market Indexes, which involves:

•                  defining the equity universe;

•                  determining the market investable equity universe for each market;

•                  determining market capitalization size segments for each market;

•                  applying index continuity rules for the MSCI Standard Index; and

•                  classifying securities under the Global Industry Classification Standard (the “GICS”).

Defining the Equity Universe.  The equity universe is defined by:

•            Identifying Eligible Equity Securities: all listed equity securities, including Real Estate Investment Trusts (REITs) and certain income trusts listed in Canada are eligible for inclusion in the equity universe. Limited partnerships, limited liability companies, and business trusts, which are listed in the United States and are not structured to be taxed as limited partnerships, are likewise eligible for inclusion in the equity universe. Conversely, mutual funds, ETFs, equity derivatives, and most investment trusts are not eligible for inclusion in the equity universe.

•          Classifying Eligible Securities into the Appropriate Country: each company and its securities (i.e., share classes) are classified in only one country. Countries will be classified as Developed Markets (“DM”), Emerging Markets (“EM”) or Frontier Markets (“FM”).

Determining the Market Investable Equity Universes.  A market investable equity universe for a market is derived by identifying eligible listings for each security in the equity universe and applying investability screens to individual companies and securities in the equity universe that are classified in that market. A market is equivalent to a single country, except in DM Europe, where all DM countries in Europe are aggregated into a single market for index construction purposes. Subsequently, individual DM Europe country indices within the MSCI Europe Index are derived from the constituents of the MSCI Europe Index under the Global Investable Market Indexes methodology.

In identifying eligible listings, a security may have a listing in the country where it is classified (i.e. “local listing”) and/or in a different country (i.e. “foreign listing”).  Securities may be represented by either a local listing or a foreign listing (including a depositary receipt) in the equity universe. A security may be represented by a foreign listing only if the following conditions are met:

•                  The security is classified in a country that meets the Foreign Listing Materiality Requirement, and minimum number of five constituents will be maintained for a DM Standard Index and

•                  The security’s foreign listing is traded on an eligible stock exchange of: (a) a DM country if the security is classified in a DM country; (b) a DM or an EM country if the security is classified in an EM country; or (c) a DM, EM or FM country if the security is classified in an FM country.

The investability screens used to determine the investable equity universe in each market are as follows:

•                  Equity Universe Minimum Size Requirement: this investability screen is applied at the company level. In order to be included in a market investable equity universe, a company must have the required minimum full market capitalization.

•                  Equity Universe Minimum Free Float-Adjusted Market Capitalization Requirement: this investability screen is applied at the individual security level. To be eligible for inclusion in a market investable equity universe, a security must have a free float-adjusted market capitalization equal to or higher than 50% of the equity universe minimum size requirement.

•                  DM and EM Minimum Liquidity Requirement: this investability screen is applied at the individual security level. To be eligible for inclusion in a market investable equity universe, a security must have adequate liquidity. The twelve-month and three-month Annual Traded Value Ratio (“ATVR”), a measure that screens out extreme daily trading volumes and takes into account the free float-adjusted market capitalization of securities, together with the three-month frequency of trading are used to measure liquidity. Only one listing per security may be included in the market investable equity universe. In instances when a security has two or more eligible listings that meet the above liquidity requirements, then the following priority rules are used to determine which listing will be used for potential inclusion of the security in the market investable equity universe: (i) local listing; (ii) foreign listing in the same geographical region; and (iii) foreign listing in a different geographical region.

•                  Global Minimum Foreign Inclusion Factor Requirement: this investability screen is applied at the individual security level. To be eligible for inclusion in a market investable equity universe, a security’s Foreign Inclusion Factor (“FIF”) must reach a certain threshold. The FIF of a security is defined as the proportion of shares outstanding that is available for purchase in the public equity markets by international investors. This proportion accounts for the available free float of and/or the foreign ownership limits applicable to a specific security (or company). In general, a security must have an FIF equal to or larger than 0.15 to be eligible for inclusion in a market investable equity universe.

•                  Minimum Length of Trading Requirement: this investability screen is applied at the individual security level. For an initial public offering (“IPO”) to be eligible for inclusion in a market investable equity universe, the new issue must have started trading at least four months before the implementation of the initial construction of the index or at least three months before the implementation of a Semi-Annual Index Review (as described below). This requirement is applicable to small new issues in all markets. Large IPOs are not subject to the minimum length of trading requirement and may be included in a market investable equity universe and the MSCI Standard Index outside of a Quarterly or Semi-Annual Index Review (as defined below).

•                  Minimum Foreign Room Requirement: this investability screen is applied at the individual security level.  For a security that is subject to a Foreign Ownership Limit (“FOL”) to be eligible for inclusion in a market investable equity universe, the proportion of shares still available to foreign investors relative to the maximum allowed (referred to as “foreign room”) must be at least 15%.

Defining Market Capitalization Size Segments for Each Market.  Once a market investable equity universe is defined, it is segmented into the following size-based indices, with the following free float-adjusted market capitalization market coverage target ranges:

•                  Investable Market Index (Large + Mid + Small): 99%+1% or -0.5%

•                  Standard Index (Large + Mid): 85% ± 5%

•                  Large Cap Index: 70% ± 5%

•                  Mid Cap Index: The Mid Cap Index market coverage in each market is derived as the difference between the market coverage of the Standard Index and the Large Cap Index in that market.

•                  Small Cap Index: The Small Cap Index market coverage in each market is derived as the difference between the free float-adjusted market capitalization coverage of the Investable Market Index and the Standard Index in that market.

Index Continuity Rules for the Standard Indices.  In order to achieve index continuity, as well as to provide some basic level of diversification within a market index, and notwithstanding the effect of other index construction rules described in this section, a minimum number of three constituents will be maintained for an EM Standard Index.

Classifying Securities under the Global Industry Classification Standard.  All securities in the global investable equity universe are assigned to the industry that best describes their business activities. To this end, MSCI has designed, in conjunction with Standard & Poor’s, the GICS. Under the GICS, each company is assigned to one sub-industry according to its principal business activity. Therefore, a company can belong to only one industry grouping at each of the four levels of the GICS.

Maintenance of the MSCI Global Investable Market Indices

The MSCI Global Investable Market Indexes are maintained with the objective of reflecting the evolution of the underlying equity markets and segments on a timely basis, while seeking to achieve index continuity, continuous investability of constituents and replicability of the indices, index stability and low index turnover. In particular, index maintenance involves:

(i)  Semi-Annual Index Reviews (“SAIRs”) in May and November of the Size Segment and Global Value and Growth Indices which include:

•                  Updating the indices on the basis of a fully refreshed equity universe;

•                  Taking buffer rules into consideration for migration of securities across size and style segments; and

•                  Updating FIFs and number of shares (“NOS”).

(ii)  Quarterly Index Reviews (“QIRs”) in February and August of the Size Segment Indices aimed at:

•                  Including significant new eligible securities (such as IPOs that were not eligible for earlier inclusion) in the index;

•                  Allowing for significant moves of companies within the Size Segment Indices, using wider buffers than in the SAIR; and

•                  Reflecting the impact of significant market events on FIFs and updating NOS.

(iii)  Ongoing Event-Related Changes: changes of this type are generally implemented in the indices as they occur. Significantly large IPOs are included in the indices after the close of the company’s tenth day of trading.

Calculation of the MSCI Global Investable Market Indices

The MSCI Indices are calculated using the Laspeyres’ concept of a weighted arithmetic average together with the concept of chain-linking. As a general principle, today’s index level is obtained by applying the change in the market performance to the previous period index level.

License Agreement

CIBC or one of its affiliates has entered into a non-exclusive license agreement with MSCI whereby CIBC and certain of its affiliates, in exchange for a fee, are permitted to use the MSCI Indices in connection with certain securities, including the notes. We are not affiliated with MSCI, the only relationship between MSCI and us is any licensing of the use of MSCI’s indices and trademarks relating to them.

The license agreement provides that the following language must be set forth herein:

THE NOTES ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI, ANY AFFILIATE OF MSCI OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX. THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY CIBC. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE OWNERS OF THE NOTES OR ANY MEMBER OF THE PUBLIC REGARDING THE ADVISABILITY OF INVESTING IN THE NOTES GENERALLY OR IN THE NOTES PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THE NOTES OR THE ISSUER OR OWNER OR THE NOTES. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUERS OR OWNERS OF THE NOTES INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES. NEITHER MSCI, ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR

COMPILING ANY MSCI INDEX IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THE NOTES TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY WHICH THE NOTES ARE REDEEMABLE FOR CASH. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, THE MAKING OR COMPILING ANY MSCI INDEX HAS ANY OBLIGATION OR LIABILITY TO THE OWNERS OF THE NOTES IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THE NOTES.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES WHICH MSCI CONSIDERS RELIABLE, NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO MAKING OR COMPILING ANY MSCI INDEX WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY WARRANTY, EXPRESS OF IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, LICENSEE’S CUSTOMERS OR COUNTERPARTIES, ISSUERS OF THE NOTES, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND MSCI, ANY OF ITS AFFILIATES AND ANY OTHER PARTY INVOLVED IN, OR RELATED TO MAKING OR COMPILING ANY MSCI INDEX HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO ANY MSCI INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL MSCI, ANY OF ITS AFFILIATES OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

No purchaser, seller or holder of the notes, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote the notes without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

The Nasdaq-100® Index

The Nasdaq-100® Index (the “NDX”) is calculated and maintained by Nasdaq, Inc. (“Nasdaq”). The NDX includes 100 of the largest domestic and international non-financial companies listed on The Nasdaq Stock Market based on market capitalization. The NDX reflects companies across major industry groups including computer hardware and software, telecommunications, retail/wholesale trade and biotechnology. It does not contain securities of financial companies including investment companies. The NDX is reported by Bloomberg under the ticker symbol “NDX.”

Launched in January 1985, the NDX represents the largest non-financial domestic and international securities listed on The Nasdaq Stock Market based on market capitalization. The NDX is calculated under a modified capitalization-weighted methodology. The methodology is expected to retain in general the economic attributes of capitalization-weighting while providing enhanced diversification. To accomplish this, Nasdaq reviews the composition of the NDX on a quarterly basis and adjusts the weightings of NDX components using a proprietary algorithm, if certain pre-established weight distribution requirements are not met.

Eligibility Criteria

To be eligible for initial inclusion in the NDX, a security must meet the following criteria:

•                  the issuer of the security’s primary U.S. listing must be exclusively listed on the Nasdaq Global Select Market or the Nasdaq Global Market (unless the security was dually listed on another U.S. market prior to January 1, 2004 and has continuously maintained such listing);

•                  a security must be issued by a non-financial company;

•                  a security may not be issued by an issuer currently in bankruptcy proceedings;

•                  a security must have a three-month average daily trading volume of at least 200,000 shares measured annually during the ranking review process;

•                  if the issuer of the security is organized under the laws of a jurisdiction outside the U.S., then such security must have listed options on a recognized options market in the U.S. or be eligible for listed-options trading on a recognized options market in the U.S.;

•                  the issuer of the security may not have entered into a definitive agreement or other arrangement which would likely result in the security no longer being eligible;

•                  the issuer of the security may not have annual financial statements with an audit opinion that is currently withdrawn; and

•                  the security must have “seasoned” on Nasdaq, NYSE or CBOE. Generally, a company is considered to be seasoned if it has been listed on a market for at least three full months (excluding the first month of initial listing).

Security types generally eligible for the NDX include common stocks, ordinary shares, ADRs, and tracking stocks. Security or company types not included in the NDX are closed-end funds, convertible debentures, exchange traded funds, limited liability companies, limited partnership interests, preferred stocks, rights, shares or units of beneficial interest, warrants, units and other derivative securities. The NDX does not contain securities of investment companies.

There is no minimum market capitalization requirement. Inclusion will be determined based on the top 100 largest issuers based on market capitalization meeting all other eligibility requirements. Market capitalization is determined by multiplying a security’s last sale price by its total shares outstanding.

To be eligible for continued inclusion in the NDX, a security must continue to meet similar criteria as outlined above.

Index Evaluation

Except under extraordinary circumstances that may result in an interim evaluation, NDX composition is reviewed on an annual basis as follows. Issuer securities which meet the applicable eligibility criteria are ranked by market value. NDX-eligible securities which are already in the NDX and whose issuer is ranked in the top 100 eligible companies (based on market capitalization) are retained in the NDX. An index issuer that is ranked 101 to 125 is also retained, provided that such issuer was ranked in the top 100 eligible issuers as of the previous ranking review or was added to the NDX subsequent to the previous ranking review. NDX issuers not meeting such criteria are replaced. The replacement securities chosen are those NDX-eligible securities not currently in the NDX whose issuers have the largest market capitalization. The data used in the ranking includes end of October market data and is updated for total shares outstanding submitted in a publicly filed SEC document via EDGAR through the end of November.

Replacements are made effective after the close of trading on the third Friday in December. Moreover, if at any time during the year other than the ranking review, an issuer no longer meets the continued eligibility criteria, or is otherwise determined to have become ineligible for continued inclusion in the NDX, it is replaced with the largest market capitalization issuer not currently in the NDX and meeting the initial eligibility criteria listed above.

Nasdaq may, from time to time, exercise reasonable discretion as it deems appropriate in order to ensure NDX integrity including but not limited to quantitative inclusion criteria. Nasdaq may also, due to special circumstances, if deemed essential, apply discretionary adjustments to ensure and maintain the quality of the index construction and calculation.

Index Calculation

The NDX is a modified market capitalization-weighted index. The value of the NDX equals the aggregate value of the NDX share weights of each of the securities included in the NDX (the “Index Shares”) multiplied by each such security’s last sale price, and divided by the divisor of the NDX. The divisor serves the purpose of scaling such aggregate value to a lower order of magnitude which is more desirable for reporting purposes. If trading in an index security is halted on its primary listing market, the most recent last sale price for that security is used for all index computations until trading on such market resumes. Likewise, the most recent last sale price is used if trading in a security is halted on its primary listing market before the market is open.

Index Maintenance

Changes in the price and/or Index Shares driven by corporate events, such as stock dividends, stock splits and certain spin-offs and rights issuances are adjusted on the ex-date. If the change in total shares outstanding arising from a corporate action is greater than or equal to 10%, that change will be made to the NDX as soon as practicable. Otherwise, if the change in total shares outstanding is less than 10%, then all such changes are accumulated and made effective at one time on a quarterly basis after the close of trading on the third Friday in each of March, June, September and December. The Index Shares are derived from the security’s total shares outstanding. The Index Shares are adjusted by the same percentage amount by which the total shares outstanding have changed in those securities. The divisor is adjusted to ensure that changes in component securities either by corporate actions or index participation occurring outside of trading hours do not affect the value of the NDX. All divisor changes occur after the close of component security markets contained in the NDX.

Index Rebalancing

On a quarterly basis coinciding with Nasdaq’s quarterly scheduled Index Share adjustment procedures, the NDX will be rebalanced if it is determined that: (1) the current weight of the single largest market capitalization component security is greater than 24% or (2) the “collective weight” of those component securities, the individual current weights of which are in excess of 4.5%, when added together, exceed 48% of the NDX.

If either one or both of these weight distribution requirements are met upon quarterly review, or Nasdaq determines that a special rebalancing is required, a weight rebalancing will be performed. First, relating to weight distribution requirement (1) above, if the current weight of the single largest Index Share exceeds 24%, then the weights of all large stocks (those greater than 1%) will be scaled down proportionately towards 1% by a sufficient amount for the adjusted weight of the single largest Index Share to be set to 20%. Second, relating to weight distribution requirement (2) above, for those Index Shares whose individual current weights or adjusted weights in accordance with the preceding step are in excess of 4.5%, if their “collective weight” exceeds 48%, then the weights of all stocks with weights greater than 4.5% will be scaled down proportionately towards 1% for the “collective weight,” so adjusted, to be set to 40%.

On an annual basis coinciding with the annual evaluation in December, the NDX will be rebalanced if it is determined that the collective weight of the five largest Index Shares by weight, when added together, exceeds 40.0% of the NDX. In addition, a special rebalancing of the NDX may be conducted at any time if it is determined necessary to maintain the integrity of the NDX.  If the weight distribution requirement is met upon the annual evaluation or it is determined that a special rebalancing is required, a weight rebalancing will be performed. If the collective weight of the five largest Index Shares by weight, when added together, exceeds 40.0% of the NDX at the time of the annual evaluation, those top five Index Shares will be scaled down proportionately towards 1.0% for the collective weight, so adjusted, to be set to 38.5%. The excess weight due to capping from the five largest, capped Index Shares is redistributed to the remaining Index Shares. Thereafter, all other Index Shares are capped at 4.5% and the weight is proportionally redistributed to all Index Shares that have not yet been capped.  If, after capping the top five Index Shares to reduce the aggregate weight to 38.5%, the fifth largest Index Share has a weight less than 4.5%, all remaining securities are capped at the weight of the fifth largest Index Share.

In the event of a special rebalance, either coinciding with the quarterly review or annual evaluation (or at any other point in time where necessary), prior month-end shares outstanding and prices for each Index Share are utilized to calculate the weights that require capping and the associated index shares. If a special rebalance were to occur in accordance with the quarterly scheduled index adjustment or annual evaluation, the share weights will be determined anew based upon the last sale prices and aggregate capitalization of the NDX at the close of trading on the last day in February, May, August and November. Changes to the share weights will be made effective after the close of trading on the third Friday in March, June, September and December, and an adjustment to the divisor will be made to ensure continuity of the NDX.

Ordinarily, new rebalanced weights will be determined by applying the above procedures to the current share weights. However, Nasdaq may from time to time determine rebalanced weights, if necessary, by instead applying the above procedure to the actual current market capitalization of the Index Shares. In those instances, Nasdaq would announce the different basis for rebalancing prior to its implementation.

License Agreement

We or one of our affiliates have entered into a non-exclusive license agreement with Nasdaq providing for the license to us, in exchange for a fee, of the right to use the NDX in connection with the notes.

The notes are not sponsored, endorsed, sold or promoted by The Nasdaq Stock Market, Inc. (including its affiliates) (Nasdaq, with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the notes. The Corporations make no representation or warranty, express or implied to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly, or the ability of the NDX to track general stock market performance. The Corporations’ only relationship to CIBC (Licensee) is in the licensing of the Nasdaq-100®, Nasdaq 100 Index® and Nasdaq® trademarks or service marks, and certain trade names of the Corporations and the use of the NDX which is determined, composed and calculated by Nasdaq without regard to Licensee or the notes. Nasdaq has no obligation to take the needs of the Licensee or the owners of the notes into consideration in determining, composing or calculating the NDX. The Corporations are not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the notes.

THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE NDX OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NDX OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NDX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

The Nikkei 225 Index

The Nikkei 225 Index (the “NKY”), also known as the Nikkei, the Nikkei Index, or the Nikkei Stock Average, was developed by Nikkei Inc. (“Nikkei”) and is calculated, maintained and published by Nikkei Digital Media, Inc. a wholly owned subsidiary of Nikkei. The NKY is reported by Bloomberg L.P. under the symbol “NKY.”

The NKY is a stock index that measures the composite price performance of certain Japanese stocks. The NKY currently is based on 225 underlying stocks trading on the Tokyo Stock Exchange (the “TSE”) representing a broad cross-section of Japanese industries. ETFs, REITs, preferred stocks, preferred securities and tracking stocks are excluded. All 225 components of the NKY are listed in the First Section of the TSE. Stocks listed in the First Section of the TSE are among the most actively traded stocks on the TSE. The index rules require that the 75 most liquid issues (one-third of the components of the NKY) be included in the NKY. Nikkei was first calculated and published the NKY in 1970; prior to 1970, the TSE calculated the NKY.

Index Composition and Maintenance

The NKY is reviewed annually at the beginning of October. Stocks with high market liquidity are added and those with low liquidity are deleted. At the same time, to take into account changes in industry structure, the index sponsor examines the balance of the sectors, in terms of the number of constituents. Liquidity of a stock is assessed by the two measures: “trading value” and “magnitude of price fluctuation by volume,” which is calculated as (High price/Low price) / Volume. Among stocks on the TSE First Section, the top 450 stocks in terms of liquidity are selected to form the “high liquidity group”. Those constituents not in the high liquidity group are deleted. Those non-constituent stocks which are in the top 75 of the high liquidity group are added. After the liquidity deletions and additions, constituents are deleted and added to balance the number of constituents among sectors, and to make the total number of the constituents equal 225.

The 225 companies included in the NKY are divided into six sector categories: Technology, Financials, Consumer Goods, Materials, Capital Goods/Others and Transportation and Utilities. The six sector categories are divided into 36 industrial classifications as follows:

•                  Technology — Pharmaceuticals, Electric Machinery, Automobiles and Auto Parts, Precision Instruments, Communications;

•                  Financials — Banking, Other Financial Services, Securities, Insurance;

•                  Consumer Goods — Fishery, Foods, Retail, Services;

•                  Materials — Mining, Textiles and Apparel, Paper and Pulp, Chemicals, Petroleum, Rubber, Glass and Ceramics, Steel, Nonferrous Metals, Trading Companies;

•                  Capital Goods/Others — Construction, Machinery, Shipbuilding, Transportation Equipment, Other Manufacturing, Real Estate; and

•                  Transportation and Utilities — Railway and Bus, Land Transport, Marine Transport, Air Transport, Warehousing, Electric Power, Gas.

Among the 450 “high liquidity” stocks, half of those that belong to any sector are designated as the “appropriate number of stocks” for that sector. The actual number of constituents in a sector is then compared with its “appropriate number,” and if the actual number is larger or smaller than the “appropriate number,” then components are deleted or added, as necessary. Stocks to be deleted are selected from stocks with lower liquidity and stocks to be added are selected from stocks with higher liquidity. Stocks selected according to the foregoing procedures are candidates for addition or deletion, as applicable, and the final determinations will be made by the index sponsor.

The NKY is also reviewed on an ongoing basis in response to extraordinary developments, such as bankruptcies or mergers. Any stock removed from the TSE First Section due to any of the following reasons will be removed from the NKY: (i) designated to be securities to be delisted or removed due to bankruptcy, including filing for Corporate Reorganization Act, Civil Rehabilitation Act, or liquidation; (ii) corporate restructuring such as merger, share exchange or share transfer; (iii) excess debt or other reasons; or (iv) transfer to the TSE Second Section. In addition, component stocks designated as “securities under supervision” become deletion candidates. However, the decision to delete such candidates will be made by examining the sustainability and the probability of delisting for each individual case. Upon deletion of a stock from the NKY, the index sponsor will generally select as a replacement the most liquid stock that is both in the “high liquidity group” and in the same sector as the deleted stock. When deletions are known in advance, replacements may be selected as part of the periodic review process or by using similar procedures.

Index Calculation

The NKY is a modified price-weighted index (i.e., a stock’s weight in the NKY is based on its price per share rather than the total market capitalization of the issuer) where the sum of the constituent stock prices, adjusted by the presumed par value, is divided by a divisor.

The NKY is calculated by (i) converting the component stocks that do not have a par value of 50 yen to 50 yen par value; (ii) calculating the sum of the adjusted share prices of each component stock; and (iii) dividing such sum by a divisor. Most listed companies in Japan have a par value of 50 yen. All companies included in the NKY are given an equal weighting based on a par value of 50 yen. Stocks with irregular par values are modified to reflect a 50 yen par value. For example, a stock with a 500 yen par value will have its share price divided by 10 to give a 50 yen par value price. The level of the NKY is calculated every 5 seconds during TSE trading hours.

In order to maintain continuity in the NKY in the event of certain changes due to non-market factors affecting the component stocks, such as the addition or deletion of stocks, substitution of stocks, stock splits or distributions of assets to stockholders, the divisor used in calculating the NKY is adjusted in a manner designed to prevent any instantaneous change or discontinuity in the level of the NKY. Thereafter, the divisor remains at the new value until a further adjustment is necessary as the result of another change. As a result of such change affecting any component stock, the divisor is adjusted in such a way that the sum of all share prices immediately after such change multiplied by the applicable weight factor and divided by the new divisor (i.e., the level of the NKY immediately after such change) will equal the level of the NKY immediately prior to the change. For the NKY, presumed par value may be changed for large scale splits and reverse splits. The divisor is not changed in these cases.

License Agreement

We will enter into an agreement with Nikkei providing us with a non-exclusive license with the right to use the NKY in exchange for a fee. The NKY is the intellectual property of Nikkei. “Nikkei,” “Nikkei 225,” “Nikkei Stock Average” and “Nikkei Average” are the service marks of Nikkei. Nikkei reserves all the rights, including copyright, to the NKY.

The notes are not in any way sponsored, endorsed or promoted by Nikkei. Nikkei does not make any warranty or representation whatsoever, express or implied, either as to the results to be obtained as to the use of the NKY or the figure at which the NKY stands at any particular day or otherwise. The NKY is compiled and calculated solely by Nikkei. However, Nikkei shall not be liable to any person for any error in the NKY and Nikkei shall not be under any obligation to advise any person, including a purchaser or seller of the notes, of any error therein. Nikkei shall be entitled to change the details of the NKY and to suspend the announcement thereof. In addition, Nikkei gives no assurance regarding any modification or change in any methodology used in calculating the NKY and is under no obligation to continue the calculation, publication and dissemination of the NKY.

The Russell Indices

All information relating to the Russell 1000® Index, the Russell 2000® Index and the Russell 3000® Index (each, a “Russell U.S. index” and collectively, the “Russell U.S. indices”) including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. This information reflects the policies of, and is subject to change by FTSE Russell, which is wholly owned by London Stock Exchange Group. FTSE Russell has no obligation to continue to publish, and may discontinue the publication of, the Russell U.S. indices at any time.

The Russell 1000® Index

The Russell 1000® Index measures the capitalization-weighted price performance of 1,000 U.S. large-capitalization stocks listed on eligible U.S. exchanges. The companies included in the Russell 1000® Index are the 1,000 largest companies that form the Russell 3000ETM Index, which is composed of the 4,000 largest U.S. companies as determined by total market capitalization and represents approximately 99% of the U.S. equity market. The Russell 1000® Index is reported by Bloomberg under the ticker symbol “RIY.”

The Russell 2000® Index

The Russell 2000® Index measures the capitalization-weighted price performance of 2,000 U.S. small-capitalization stocks included in the Russell 2000® Index and is designed to track the performance of the small-capitalization segment of the U.S. equity market. The companies included in the Russell 2000® Index are the middle 2,000 of the companies that form the Russell 3000ETM Index, which is composed of the 4,000 largest U.S. companies as determined by total market capitalization and represents approximately 99% of the U.S. equity market. The Russell 2000® Index is reported by Bloomberg L.P. under the ticker symbol “RTY.”

The Russell 3000® Index

The Russell 3000® Index measures the capitalization-weighted price performance of 3,000 U.S. large-capitalization stocks listed on eligible U.S. exchanges and is designed to represent the broad U.S. equity market. The companies included in the Russell 3000® Index are the 3,000 largest U.S. companies that form the Russell 3000ETM Index, which is composed of the 4,000 largest U.S. companies as determined by total market capitalization and represents approximately 99% of the U.S. equity market. The Russell 3000® Index consists of the 3,000 companies included in the Russell 1000® Index and the Russell 2000® Index, which are subsets of the Russell 3000ETM Index. The Russell 3000ETM Index is not the same as the Russell 3000® Index, which is a subset of the Russell 3000ETM Index. The Russell 3000® Index is reported by Bloomberg L.P. under the ticker symbol “RAY.”

Defining Eligible Securities

All companies that are determined to be part of the U.S. equity market under FTSE Russell’s country-assignment methodology are included in the Russell U.S. indices. If a company is incorporated in, has a stated headquarters location in, and also trades in the same country (American Depositary Receipts and American Depositary Shares are not eligible), the company is assigned to the equity market of its country of incorporation. If any of the three do not match, FTSE Russell then defines three Home Country Indicators (“HCI”): country of incorporation, country of headquarters, and country of the most liquid exchange as defined by two-year average daily dollar trading volume from all exchanges within a country. Using the HCIs, FTSE Russell cross-compares the primary location of the company’s assets with the three HCIs. If the primary location of the company’s assets matches any of the HCIs, then the company is assigned to its primary asset location. If there is insufficient information to determine the country in which the company’s assets are primarily located, FTSE Russell will use the primary location of the company’s revenues for the same cross-comparison and will assign the company to the appropriate country in a similar fashion.  FTSE Russell uses an average of two years of assets or revenue data for analysis to reduce potential turnover. If conclusive country details cannot be derived from assets or revenue, FTSE Russell assigns the company to the country where its headquarters are located unless the country is a Benefit Driven Incorporation (“BDI”) country; in which case, the company will be assigned to the country of its most liquid stock exchange. For any companies incorporated or headquartered in a U.S. territory, including countries such as Puerto Rico, Guam, and U.S. Virgin Islands, a U.S. HCI is assigned. If a company is designated as a Chinese “N Share,” it will not be considered for inclusion within the Russell U.S. indices.  An “N Share” company is controlled by mainland Chinese entities, companies or individuals.  It must be incorporated outside of China and traded on the New York Stock Exchange, the Nasdaq exchange or the NYSE American with a majority of its revenues or assets derived from the People’s Republic of China.

All securities eligible for inclusion in Russell U.S. indices must trade on an eligible U.S. exchange. The eligible U.S. exchanges are: CBOE, IEX, NYSE, NYSE American, Nasdaq, ARCA. Bulletin board, pink-sheets, and over-the-

counter (“OTC”) traded securities are not eligible for inclusion, including securities for which prices are displayed on the FINRA ADF.

Preferred and convertible preferred stock, redeemable shares, participating preferred stock, warrants, rights, installment receipts and trust receipts are not eligible for inclusion in the Russell U.S. indices. Royalty trusts, U.S. limited liability companies, closed-end investment companies, blank check companies, special-purpose acquisition companies, and limited partnerships are also not eligible for inclusion in the Russell U.S. indices. Business development companies, exchange traded funds and mutual funds are also excluded.

If an eligible company trades multiple share classes, FTSE Russell will review each share class independently for U.S. index inclusion. Stocks must trade at or above $1.00 (on its primary exchange) on the rank day in May of each year to be eligible for inclusion during annual reconstitution. However, in order to reduce unnecessary turnover, if an existing index member’s closing price is less than $1.00 on the last day of May, it will be considered eligible if the average of the daily closing prices (from its primary exchange) during the 30 days prior to the rank date is equal to or greater than $1.00. If an existing index member does not trade on the rank day in May, it must price at $1.00 or above on another eligible U.S. exchange to remain eligible. An initial public offering added during the quarterly IPO process is considered a new index addition and therefore must have a closing price on its primary exchange at or above $1.00 on the last day of the IPO eligibility period in order to qualify for index inclusion. Companies with a total market capitalization of less than $30 million are not eligible for inclusion in the Russell U.S. indices. Similarly, companies with only 5% or less of their shares available in the marketplace are not eligible for the Russell U.S. indices.

Annual Reconstitution

Annual reconstitution is the process by which all Russell indices are completely rebuilt. Reconstitution is a vital part of the creation of a benchmark which accurately represents a particular market segment. Companies may get bigger or smaller over time, or periodically undergo changes in their style characteristics. Reconstitution ensures that the companies continue to be correctly represented in the appropriate Russell indices.

On the rank day in May each year (timetable is announced each spring), all eligible securities are ranked by their total market capitalization. Total market capitalization is determined by multiplying total outstanding shares by the last price traded on the primary exchange on the rank day in May.  All share classes for a company, including unlisted shares, are aggregated and considered total shares outstanding.

Reconstitution occurs on the last Friday in June. However, at times this date is too proximal to exchange closures and abbreviated exchange trading schedules when market liquidity is exceptionally low.  In order to ensure proper liquidity in the markets, when the last Friday in June falls on the 29th or 30th, reconstitution will occur on the preceding Friday.

Eligible IPOs are added to the Russell U.S. indices quarterly to ensure that new additions to the institutional investing opportunity set are reflected in the representative indices. FTSE Russell focuses on IPOs each quarter because it is important to reflect market additions between reconstitution periods.  Companies filing an initial public offering registration statement (or the local equivalent when outside the United States) and listing with the same quarter on an eligible U.S. exchange are reviewed for eligibility regardless of previous trading activity (exceptional or unique events may induce extraordinary treatment which will be communicated appropriately); a one month window is used to ensure that companies submitting the requisite filings just outside of the quarter are not excluded from eligibility. Companies currently trading on foreign exchanges or OTC markets will be reviewed for eligibility if: (1) the company files an initial public offering statement for an eligible U.S. exchange; and (2) the offering is announced to the market and confirmed by FTSE Russell’s vendors as an IPO.

Capitalization Adjustments

After membership is determined, a security’s shares are adjusted to include only those shares available to the public, which is often referred to as “free float.” The purpose of this adjustment is to exclude from market calculations the capitalization that is not available for purchase and is not part of the investable opportunity set. Stocks are weighted in the Russell U.S. indices by their available (also called “float-adjusted”) market capitalization, which is calculated by multiplying the primary closing price by the available shares. Adjustments to shares are reviewed at reconstitution, during quarterly update cycles and for corporate actions such as mergers.

Certain types of shares are considered restricted and removed from total market capitalization to arrive at free float or available market capitalization, such as shares directly owned by State, Regional, Municipal and Local governments (excluding shares held by independently managed pension schemes for governments), shares held by directors, senior executives and managers of the company, and by their family and direct relations, and by companies with which they are affiliated, and shares with high shareholding concentration, etc.

Corporate Action-Driven Changes

FTSE Russell defines a corporate action as an action on shareholders with a prescribed ex-date (e.g., rights issue, special dividend, stock split). The share price and indexes in which the company is included will be subject to an adjustment on the ex-date. This is a mandatory event. FTSE Russell defines a corporate event as a reaction to company news (event) that might impact the index depending on the index rules. FTSE Russell applies corporate actions and events to its indexes on a daily basis. Depending upon the time an action is determined to be final, FTSE Russell will either (1) apply the action before the open on the ex-date, or (2) apply the action providing appropriate notice, referred to as “delayed action.”

For merger and spin-off transactions that are effective between rank day in May and the Friday prior to annual reconstitution in June, the market capitalizations of the impacted securities are recalculated and membership is reevaluated as of the effective date of the corporate action. For corporate events that occur during the final week of reconstitution (during which reconstitution is finalized Friday after U.S. market close), market capitalizations and memberships will not be reevaluated. Non index members that have been considered ineligible as of rank day will not be reevaluated in the event of a subsequent corporate action that occurs between rank day and the reconstitution effective date.

If a company distributes shares of an additional share class to its existing shareholders through a mandatory corporate action, FTSE Russell evaluates the additional share class for separate index membership. The new share class will be deemed eligible if the market capitalization of the distributed shares meets minimum size requirement (above the minimum market capitalization breakpoint defined as the smallest member of the Russell 3000E Index from previous rebalance, adjusted for performance to date.) Index membership of additional share classes that are added due to corporate actions will mirror that of the pricing vehicle, as will style and stability probabilities. If the distributed shares of an additional share class do not meet eligibility requirements, they will not be added to the index (the distributed shares may be added to the index temporarily until they are settled and listed to enable index replication).

“No Replacement” Rule: Securities that leave a Russell U.S. index for any reason (e.g., mergers, acquisitions or other similar corporate activity) are not replaced. Thus, the number of securities in a Russell U.S. index over the year will fluctuate according to corporate activity.

To maintain representativeness and maximize the available investment opportunity for index managers, the Russell U.S. indices are reviewed quarterly for updates to shares outstanding and to free floats used within the index calculation. The changes are implemented quarterly, on the third Friday of the month (after the close). The June reconstitution will continue to be implemented on the last Friday of June (unless the last Friday occurs on the 29th or 30th, when reconstitution will occur on the Friday prior).

License Agreement

We and FTSE Russell have entered into a non-exclusive license agreement providing for the license to us, in exchange for a fee, of the right to use certain Russell U.S. indices in connection with the notes. The license agreement between FTSE Russell and us provides that language substantially the same as the following language must be stated in this underlying supplement.

The Russell U.S. indices are the intellectual property of FTSE Russell. FTSE Russell reserves all rights including copyright, to Russell U.S. indices.

The notes are not sponsored, endorsed, sold or promoted by FTSE Russell. FTSE Russell makes no representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in notes generally or in these notes particularly or the ability of the Russell U.S. indices to track general stock market performance or a segment of the same. FTSE Russell’s publication of the Russell U.S. indices in no way suggests or implies an opinion by FTSE Russell as to the advisability of investment in any or all of the notes upon which the Russell U.S. indices are based.

FTSE Russell’s only relationship to us is the licensing of certain trademarks and trade names of FTSE Russell and of the Russell U.S. indices which are determined, composed and calculated by FTSE Russell without regard to us or the notes. FTSE Russell is not responsible for and has not reviewed the notes, nor any associated literature or publications and FTSE Russell makes no representation or warranty express or implied as to their accuracy or completeness, or otherwise. FTSE Russell reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Russell U.S. indices. FTSE Russell has no obligation or liability in connection with the administration, marketing or trading of the notes.

FTSE RUSSELL DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE RUSSELL U.S. INDICES OR ANY DATA INCLUDED THEREIN AND FTSE RUSSELL SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. FTSE RUSSELL MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO THE RESULTS TO BE OBTAINED BY THE RUSSELL U.S. INDICES TO INVESTORS, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY. FTSE RUSSELL MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RUSSELL U.S. INDICES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL FTSE RUSSELL HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

The S&P®/ASX 200 Index

The S&P®/ASX 200 Index (the “AS51”) is intended to provide exposure to the largest 200 eligible securities that are listed on the ASX by float-adjusted market capitalization. The AS51 was first launched in 1979 by the Australian Securities Exchange (“ASX”) and was acquired and re-launched by its current index sponsor on April 3, 2000. The AS51 is sponsored, calculated, published and disseminated by S&P Dow Jones Indices LLC (“SPDJI”), a part of McGraw Hill Financial. The AS51 is reported by Bloomberg under the symbol “AS51.”

Index Composition

The AS51 weights companies according to the Global Industry Classification Standard (“GICS®”), which creates uniform ground rules for replicable, custom-tailored, industry-focused portfolios. It also enables meaningful comparisons of sectors and industries across regions.

Standards for Listing and Maintenance

The S&P®/ASX Index Committee (for purposes of this section, the “Index Committee”) aims to design a highly liquid and tradable index whose total market capitalization is large enough to approximate the market segment it is capturing while keeping the number of stocks at a minimum. Both market capitalization and liquidity are assessed using the previous six months’ worth of data. Quarterly review changes take effect the third Friday of March, June, September and December.

The criteria for index additions include, but are not limited to:

•                Listing. Only securities listed on the ASX are considered for inclusion in the AS51;

•                Market Capitalization. The market capitalization criterion for stock inclusion is based upon the daily average market capitalization of a security over the last six months. The stock price history (last six months), latest available shares on issue and the investable weight factor (“IWF”) are the relevant variables for the calculation. The IWF is a variable that is primarily used to determine the available float of a security for ASX listed securities; and

•                Liquidity. Only securities that are regularly traded are eligible for inclusion in the AS51. A stock’s liquidity is measured relative to its peers. Relative Liquidity is calculated as follows:

Relative Liquidity =	Stock Median Liquidity
Market Liquidity

Where:

o     Stock Median Liquidity is the median daily value traded for each stock divided by the average float/index weight-adjusted market capitalization for the previous six months; and

o     Market Liquidity is determined using the market capitalization weighted average of the stock median liquidities of the 500 companies in the All Ordinaries index, an index that includes nearly all ordinary shares listed on the ASX.

Stocks must have a minimum Relative Liquidity of 50% to be included in the AS51.

•                  Eligible Securities. Common and equity preferred stocks (which are not of a fixed income nature) are eligible for inclusion in the AS51. Hybrid stocks, such as convertible stock, bonds, warrants and preferred stock that provide a guaranteed fixed return, are not eligible. Listed investment companies that invest in a portfolio of securities are not eligible. Companies that are currently under consideration for merger or acquisition are not eligible.

Intra-Quarter Additions/Deletions. Between rebalancing dates, an addition to the AS51 is generally made only if a vacancy is created by an index deletion. Index additions are made according to market size and liquidity. An initial public offering (IPO) is added to the AS51 only when an appropriate vacancy occurs and is subject to proven liquidity for at least eight weeks. An exception may be made for extraordinary large offerings where sizeable trading volumes justify index inclusion. An index constituent that appears to violate criteria for addition to the AS51 will not be deleted unless ongoing conditions warrant an index change. Deletions can occur between index rebalancing dates due to acquisitions, mergers and spin-offs or due to suspension or bankruptcies. The decision to remove a stock from the AS51 will be made once there is sufficient evidence that the transaction will be completed. Stocks that are removed due to mergers & acquisitions activity are removed from the AS51 at the cash offer price for cash-only offers. Otherwise, the best available price in the market is used.

Rebalancing. Rebalancing of the AS51 series occurs on a regular basis. Both market capitalization and liquidity are assessed using the previous six months’ worth of data to determine index eligibility. Shares and IWFs updates are also applied regularly. The reference date used for the six months’ worth of trading data is the last Friday of the month prior to the rebalancing.

The Index Committee may change the date of a given rebalancing for reasons including market holidays occurring on the scheduled rebalancing date. Any such change will be announced with proper advance notice where possible.

Buffers. In order to limit the level of index turnover, eligible securities will only be considered for index inclusion once another stock is excluded due to a sufficiently low rank and/or liquidity, based on the float-adjusted market capitalization. Potential index inclusions and exclusions need to satisfy a buffer requirement in terms of the rank of the stock relative to the AS51. The following buffer aims to limit the level of index turnover that may take place at each quarterly rebalancing, maximizing the efficiency and limiting the cost associated with holding the index portfolio.

The Rank Buffer for addition to the AS51 is 179th or higher, and for deletion, 221st or lower.

This float-adjusted market capitalization rank buffer serves as the guideline used by the Index Committee to arrive at any potential constituent changes to the AS51. However, the Index Committee has complete discretion to by-pass these rules when circumstances warrant.

Frequency. The AS51 constituents are rebalanced quarterly to ensure adequate market capitalization and liquidity. Quarterly rebalancing changes take effect after the market close on the third Friday of March, June, September and December.

Share Updates. The share count for all index constituents are updated quarterly and are rounded to the nearest thousand (‘000). An update to the number of issued shares will be considered if the change is at least 5% of the float adjusted shares or $100 million Australian dollars. Intra quarter share changes are implemented at the effective date or as soon as reliable information is available; however, they will only take place in the following circumstances:

• Changes in a company’s float-adjusted shares of 5% or more due to market-wide shares issuance;

• Rights issues, bonus issues and other major corporate actions;

• Dividend Reinvestment Plan share issuances of more than A$100 million in value; and

• Share issues resulting from index companies merging and major off-market buy-backs.

Share changes due to mergers or acquisitions are implemented when the transaction occurs, even if both of the companies are not in the same index and regardless of the size of the change.

Notification of intra quarter changes to the number of issued shares generally takes place three business days prior to the implementation date.

Index Calculation

The AS51 is calculated using a base-weighted aggregate methodology so that the level of the AS51 reflects the total market value of all the component stocks relative to a particular base period. The total market value of a company is determined by multiplying the price of its stock by the number of shares available after float (IWF) adjustment. An indexed number is used to represent the result of this calculation in order to make the value easier to work with and track over time.

A stock’s weight in the AS51 is determined by the float-adjusted market capitalization of the stock. This is a function of current index shares, the latest available stock price and the Investable Weight Factor (IWF). The IWF represents the float-adjusted portion of a stock’s equity capital. Therefore any strategic holdings that are classified as either corporate, private or government holdings reduce the IWF which, in turn, results in a reduction in the float-adjusted market capital. Shares owned by founders, directors of the company, trusts, venture capitalists and other companies are also excluded. These are also deemed strategic holders and are considered long-term holders of a stock’s equity. Any strategic shareholdings that are greater than 5% of total issued shares are excluded from the relevant float.

On any given day, the index value is the quotient of the total available market capitalization of its constituents and its divisor. Continuity in the index value is maintained by adjusting the divisor for all changes in the constituents’ share capital after the base date. This includes additions and deletions to the AS51, rights issues, share buybacks and issuances, spin-offs, and adjustments in availability. The divisor’s time series is, in effect, a chronological summary of all changes affecting the base capital of the index. The divisor is adjusted such that the index value at an instant just prior to a change in base capital equals the index value at an instant immediately following that change. The divisor will be adjusted to account for new addition to or deletion from the AS51 and certain corporate actions, such as special cash dividend, certain stock dividend, rights offering, new share issuance, reduction of capital and merger.

Index Governance

The Index Committee monitors overall policy guidelines and methodologies, as well as additions and deletions from the AS51. SPDJI chairs the Index Committee, which is composed of voting members representing both SPDJI and the ASX.

Decisions made by the Index Committee include all matters relating to index construction and maintenance. The Index Committee meets regularly to review market developments and convenes as needed to address major corporate actions. It is the sole responsibility of the Index Committee to decide on all matters relating to methodology, maintenance, constituent selection and index procedures. The Index Committee makes decisions based on all publicly available information and discussions are kept confidential to avoid any unnecessary impact on market trading.

License Agreement

The AS51 is a product of SPDJI, and has been licensed for use by us. Standard & Poor’s® and S&P® are registered trademarks of Standard & Poor’s Financial Services LLC; and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by us. The notes are not sponsored, endorsed, sold or promoted by SPDJI, Standard & Poor’s Financial Services LLC, any of their respective affiliates (collectively, “S&P Dow Jones Indices”).

S&P Dow Jones Indices make no representation or warranty, express or implied, to the holders of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the AS51 to track general market performance. S&P Dow Jones Indices’ only relationship to us with respect to the AS51 is the licensing of the AS51 and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices or its licensors. The AS51 is determined, composed and calculated by S&P Dow Jones Indices without regard to us or the notes. S&P Dow Jones Indices have no obligation to take our needs or the needs of holders of the notes into consideration in determining, composing or calculating the AS51. S&P Dow Jones Indices are not responsible for and have not participated in the determination of the prices, and amount of the notes or the timing of the issuance or sale of the notes or in the determination or calculation of the equation by which the notes are to be converted into cash, surrendered or redeemed, as the case may be. S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing or trading of the notes. There is no assurance that investment products based on the AS51 will accurately track AS51 performance or provide positive investment returns. SPDJI is not an investment advisor. Inclusion of a security within an AS51 is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice. Notwithstanding the foregoing, CME Group Inc. and its affiliates may independently issue and/or sponsor financial products unrelated to the notes currently being issued by us, but which may be similar to and competitive with the notes. In addition, CME Group Inc. and its affiliates may trade financial products which are linked to the performance of the AS51.

S&P DOW JONES INDICES DO NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE AS51 OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY US, HOLDERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE AS51 OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND US, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

The S&P Select Industry Indices

The S&P® Banks Select Industry™ Index, the S&P® Biotechnology Select Industry™ Index, the S&P® Oil & Gas Exploration & Production Select Industry™ Index and the S&P® Regional Banks Select Industry™ Index (each, an “S&P Select Industry Index” and collectively, the “S&P Select Industry Indices”) are calculated, maintained and published by S&P Dow Jones Indices LLC (“SPDJI”). The Select Industry Indices are designed to measure the performance of stocks composing specific Global Industry Classification Standard (GICS®) sub-industries or groups of sub-industries in the S&P Total Market Index. Membership is based on a company’s GICS® classification, as well as liquidity and market capitalization requirements. The indices are modified equal-weight indices, which means every index constituent has the same weight in the index, and a portfolio that tracks the index will invest an equal dollar amount in each applicable instrument.

The S&P Total Market Index

The S&P Total Market Index (the “S&P TM Index”) offers broad market exposure to companies of all market capitalization, including all U.S. common equities listed on the New York Stock Exchange (including NYSE Arca), the NYSE American, the Nasdaq Global Select Market, the Nasdaq Select Market, the Nasdaq Capital Market, Cboe BZX, Cboe BYX, Cboe EDGA, Cboe EDGX or Investors Exchange (IEX). Only U.S. companies are eligible for inclusion in the S&P TM Index. All members of the Select Industry Indices are selected from the S&P TM Index.

The S&P® Banks Select Industry™ Index

The S&P® Regional Banks Select Industry™ Index (the “SPSIBK”) is a modified equal-weighted index that is designed to measure the performance of the following GICS® sub-industries of the S&P TM Index: asset management & custody banks (must also meet the North American Industry Classification of depository credit intermediation); diversified banks; regional banks; other diversified financial services; and thrifts & mortgage finance. The SPSIBK is reported by Bloomberg L.P. under the ticker symbol “SPSIBK.”

The S&P® Biotechnology Select Industry™ Index

The S&P® Biotechnology Select Industry™ Index (the “SPSIBI”) is a modified equal-weighted index that is designed to measure the performance of the GICS® biotechnology sub-industry of the S&P TM Index. The SPSIBI may also include companies in the following supplementary sub-industry: life sciences tools & services. The SPSIBI is reported by Bloomberg L.P. under the ticker symbol “SPSIBI.”

The S&P® Oil & Gas Exploration & Production Select Industry™ Index

The S&P® Oil & Gas Exploration & Production Select Industry™ Index (the “SPSIOP”) is a modified equal-weighted index that is designed to measure the performance of the following GICS ® sub-industries of the S&P TM Index: integrated oil & gas, oil & gas exploration & production and oil & gas refining & marketing. The SPSIOP is reported by Bloomberg L.P. under the ticker symbol “SPSIOP.”

The S&P® Regional Banks Select Industry™ Index

The S&P® Regional Banks Select Industry™ Index (the “SPSIRBK”) is a modified equal-weighted index that is designed to measure the performance of the GICS® regional banks sub-industry of the S&P TM Index. The SPSIRBK is reported by Bloomberg L.P. under the ticker symbol “SPSIRBK.”

Index Eligibility

For purposes of membership in the Select Industry Indices, SPDJI applies the inclusion and exclusion criteria separately. Membership is based on a company’s GICS® classification, as well as liquidity and market cap requirements.

Index Inclusion Criteria

To be eligible for inclusion in the Select Industry Indices, companies must be in the S&P TM Index, must be included in the relevant GICS® sub-industry (e.g. homebuilding) and must satisfy one of the two following combined size and liquidity criteria:

•                  have a float-adjusted market capitalization (as defined below) above U.S. $500 million and float-adjusted liquidity ratio (as defined below) above 90%; or

•                  have a float-adjusted market capitalization above U.S. $400 million and float-adjusted liquidity ratio above 150%.

Notwithstanding the foregoing, to be eligible for inclusion in the SPSIBK, a company’s float-adjusted market capitalization must be above $2 billion and its float-adjusted liquidity ratio must be above 100%.

Some companies may have more than one share class line in the S&P TM Index. In the S&P Select Industry Indices, each company is represented once by the “Designated Listing”, which is generally the share class with both the highest one-year trading liquidity and largest float-adjusted market capitalization.

All stocks satisfying the above requirements are included in a Select Industry Index. At each rebalancing, at least 35 stocks are selected for each Select Industry Index. In the event that fewer than 35 stocks are selected for each Select Industry Index using the eligible primary sub-industries (primary stocks), certain indices will select stocks for inclusion from a supplementary list of highly correlated sub-industries (supplementary stocks) based on process established by SPDJI. Additionally, minimum market capitalization requirements may be relaxed for all Select Industry Indices to ensure that there are at least 22 stocks in each Select Industry Index as of each rebalancing effective date.

Index Exclusion Criteria

Existing index constituents are removed at the quarterly rebalancing effective date if either their float-adjusted market capitalization falls below U.S. $300 million or their float-adjusted liquidity ratio falls below 50%.

Notwithstanding the foregoing, existing index constituents of the SPSIBK are removed at the quarterly rebalancing date if either their float-adjusted market capitalization falls below $1 billion or their float-adjusted liquidity ratio falls below 50%.

Eligibility Factors

Market Capitalization. The market capitalization measurement used is float-adjusted market capitalization. Under float adjustment, the share counts used in calculating the indices reflect only those shares available to investors rather than all of a company’s outstanding shares. Float adjustment excludes shares that are closely held by control groups, other publicly traded companies, government agencies, or other long-term strategic shareholders.

Liquidity. The liquidity measurement used is float-adjusted liquidity ratio, defined as dollar value traded over the previous 12-months divided by the float-adjusted market capitalization as of the rebalancing reference date. The length of time to evaluate liquidity is reduced to the available trading period for IPOs or spin-offs that do not have 12 months of trading history. In these cases, the dollar value traded available as of the rebalancing reference date is annualized.

Takeover Restrictions. At the discretion of SPDJI, constituents with shareholder ownership restrictions defined in company bylaws may be deemed ineligible for inclusion in a Select Industry Index. Ownership restrictions preventing entities from replicating the index weight of a stock may be excluded from the eligible universe or removed from the applicable Select Industry Index. SPDJI will provide up to five days advance notification of a deletion between rebalancing due to ownership restrictions.

Turnover. SPDJI believes turnover in index membership should be avoided when possible. At times a stock may appear to temporarily violate one or more of the addition criteria. However, the addition criteria are for addition to a Select Industry Index, not for continued membership. As a result, an index constituent that appears to violate criteria for addition to a Select Industry Index will not be deleted unless ongoing conditions warrant a change in the composition of the applicable Select Industry Index.

Sector Classification. A Select Industry Index includes companies in the applicable GICS® sub-industries set forth above.

Index Construction and Calculations

The Select Industry Indices are equal-weighted, with adjustments to individual constituent weights to ensure concentration and liquidity requirements, and calculated by the divisor methodology.

The index value of each Select Industry Index is simply the market value of that Select Industry Index divided by the index divisor:

and

where N is the number of stocks in the index, Pi is the price of stock i, IWFi  is the float factor of stock i (as defined below), and AWFi is the adjustment factor of stock i assigned at each index rebalancing date, t, which makes all index constituents modified market capitalization equal (and, therefore, equal weight), while maintaining the total market value of the overall index. The AWF for each index constituent, i, at rebalancing date, t, is calculated by:

where Z is an index specific constant set for the purpose of deriving the AWF and, therefore, each stock’s share count used in the index calculation (often referred to as modified index shares).

Float Adjustment. Float adjustment means that the number of shares outstanding is reduced to exclude closely held shares from the calculation of the index value because such shares are not available to investors. The goal of float adjustment is to distinguish between strategic (control) shareholders, whose holdings depend on concerns such as maintaining control rather than shorter term economic fortunes of the company, and those holders whose investments depend on the stock’s price and their evaluation of a company’s future prospects. Generally, these “control holders” include officers and directors, private equity, venture capital & special equity firms, asset managers and insurance companies with board of director representation, other publicly traded companies that hold shares for control, holders of restricted shares, company-sponsored employee share plans/trusts, defined contribution plans/savings and investment plans, foundations or family trusts associated with the company, holders of unlisted share classes of stock or government entities at all levels (other than government retirement/pension funds), sovereign wealth funds and any individual person who controls a 5% or greater stake in a company as reported in regulatory filings. Shares that are not considered outstanding are also not included in the available float. These generally include treasury stock, stock options, equity participation units, warrants, preferred stock, convertible stock and rights.

For each component, SPDJI calculates an Investable Weight Factor (“IWF”), which represents the portion of the total shares outstanding that are considered part of the public float for purposes of the relevant Select Industry Index.

Divisor. Continuity in index values of each Select Industry Indices is maintained by adjusting its divisor for all changes in its constituents’ share capital after its base date. This includes additions and deletions to the relevant Select Industry Index, rights issues, share buybacks and issuances and non-zero price spin-offs. The value of each Select Industry Index’s divisor over time is, in effect, a chronological summary of all changes affecting the base capital of that Select Industry Index. The divisor of each Select Industry Index is adjusted such that the index value of that Select Industry Index at an instant just prior to a change in base capital equals the index value of that Select Industry Index at an instant immediately following that change.

Basket liquidity. SPDJI calculates a maximum basket liquidity weight for each constituent in the index using the ratio of its three-month median daily value traded to the theoretical portfolio value. Each constituent’s weight in the index is, then, compared to its maximum basket liquidity weight and is set to the lesser of its maximum basket liquidity weight or its initial equal weight. All excess weight is redistributed across the index to the uncapped stocks.

If necessary, a final adjustment is made to ensure that no stock in the index has a weight greater that 4.5%. This step of the iterative weighting process may force the weight of those stocks limited to their maximum basket liquidity weight to exceed that weight. In such cases, SPDJI will make no further adjustments. If any of the S&P Select Industry Indices contain exactly 22 stocks as of the rebalancing effective date, the index is equally weighted without basket liquidity constraints.

Index Maintenance

Index maintenance will follow that of the S&P TM Index. The membership of an index is reviewed quarterly. Rebalancing occurs after the closing on the third Friday of the quarter ending month. The reference date for additions and deletions is after the closing of the last trading date of the previous month. Closing prices as of the second Friday of the last month of the quarter are used for setting index weights. However, a company will be deleted from the index if the S&P TM Index drops the constituent. Unless a constituent deletion causes the number of companies in the index to fall below 22, no addition will be made to the index until the next rebalancing. At that time, the entire index will be rebalanced based on all eligibility criteria, including the minimum number of companies. If a constituent deletion causes the number of companies in the index to fall below 22, an addition is made assuming the weight of the dropped stock. When a stock is removed from the index at a price of $0.00, the stock’s replacement will be added to the index at the weight using the previous day’s closing value, or the most immediate prior business day that the deleted stock was not valued at $0.00.  In case of GICS® changes, where a company does not belong to the regional banks sub-industry after the classification change, it is removed from the index at the next rebalancing.

The treatment of corporate actions is the same as in the S&P TM Index. In case of a spin-off, generally both the parent company and spin-off companies will remain in the index until the next rebalancing, regardless of whether they conform to the theme of the index. When there is no market-determined price available for the spin-off company, the spin-off company is added to the index at zero price at the close of the day before the ex-date. In the case of a rights offering, the price is adjusted to the price of the parent company minus (the price of the rights subscription/rights ratio). The number of the company’s shares in the index is changed so that its weight remains the same as its weight before the rights offering. In case of stock dividend, stock split or reverse stock split, the number of the company’s shares in the index is multiplied by and price is divided by the split factor. Share issuance, share repurchase, equity offering or warrant conversion will not cause an index adjustment. When special dividends are paid, the price of the stock making the special dividend payment is reduced by the per share special dividend amount after the close of trading on the day before the dividend ex-date.

License Agreement

CIBC has entered into a nonexclusive license agreement providing for the license to it, in exchange for a fee, of the right to use indices owned and published by SPDJI in connection with some products, including the notes.

Standard & Poor’s® and S&P® are registered trademarks of Standard & Poor’s Financial Services LLC (“Standard & Poor’s”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by SPDJI. “Standard & Poor’s®,” “S&P®,” and “S&P® Select Industry™ Index” are trademarks of Standard & Poor’s and have been licensed for use by SPDJI and its affiliates and sublicensed for certain purposes by CIBC. The index is a product of SPDJI, and has been licensed for use by CIBC.

The notes are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, Standard & Poor’s or any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices makes any representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the index to track general market performance. S&P Dow Jones Indices’s only relationship to CIBC is the licensing of the index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices. The index is determined, composed and calculated by S&P Dow Jones Indices without regard to CIBC or the notes. S&P Dow Jones Indices has no obligation to take the needs of CIBC or the owners of the notes into consideration in determining, composing or calculating the index. S&P Dow Jones Indices is not responsible for and has not participated in the determination of the prices and amount of the notes or the timing of the issuance or sale of the notes or in the determination or calculation of the equation by which the notes are to be converted into cash. S&P Dow Jones Indices has no obligation or liability in connection with the administration, marketing or trading of the notes. There is no assurance that investment products based on the index will accurately track index performance or provide positive investment returns. SPDJI is not an investment advisor. Inclusion of a security within the index is not a recommendation by S&P Dow Jones Indices to buy, sell or hold such security, nor is it considered to be investment advice.

S&P DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS OR DELAYS THEREIN. S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY CIBC, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND CIBC, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

The S&P Select Sector Indices

Each of the Communication Services Select Sector Index, the Consumer Discretionary Select Sector Index, the Consumer Staples Select Sector Index, the Energy Select Sector Index, the Financials Select Sector Index, the Health Care Select Sector Index, the Industrials Select Sector Index, the Materials Select Sector Index, the Real Estate Select Sector Index, the Technology Select Sector Index and the Utilities Select Sector Index is a “Select Sector Index.” The constituents included in each Select Sector Index are all members of the S&P 500® Index. Each constituent of the S&P 500® Index is assigned to one Select Sector Index. S&P Dow Jones assigns constituents to a Select Sector Index based on the constituent’s classification under the Global Industry Classification Standard (“GICS®”). As of the close of business on September 21, 2018, S&P Dow Jones and MSCI, Inc. updated the GICS structure. Among other things, the update broadened the Telecommunications Services sector and renamed it the Communication Services sector. The renamed sector includes the previously existing Telecommunication Services Industry group, as well as the Media Industry group, which was moved from the Consumer Discretionary sector and renamed the Media & Entertainment Industry group. The Media & Entertainment Industry group contains three industries: Media, Entertainment and Interactive Media & Services. The Media industry continues to consist of the Advertising, Broadcasting, Cable & Satellite and Publishing sub-industries. The Entertainment industry contains the Movies & Entertainment sub-industry (which includes online entertainment streaming companies in addition to companies previously classified in such industry prior to September 21, 2018) and the Interactive Home Entertainment sub-industry (which includes companies previously classified in the Home Entertainment Software sub-industry prior to September 21, 2018 (when the Home Entertainment Software sub-industry was a sub-industry in the Information Technology sector), as well as producers of interactive gaming products, including mobile gaming applications). The Interactive Media & Services industry and sub-industry includes companies engaged in content and information creation or distribution through proprietary platforms, where revenues are derived primarily through pay-per-click advertisements, and includes search engines, social media and networking platforms, online classifieds and online review companies. The GICS structure changes were effective for the Index as of the open of business on September 24, 2018 to coincide with the September 2018 quarterly rebalancing. For additional information about the S&P 500® Index, see “—The S&P U.S. Indices” below.

The Communication Services Select Sector Index

The Communication Services Select Sector Index is designed to measure the performance of the GICS® communication services sector, which includes companies that facilitate communication and offer related content and information through various mediums. It includes telecom and media & entertainment companies including producers of interactive gaming products and companies engaged in content and information creation or distribution through proprietary platforms. The Communication Services Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXCPR.”

The Consumer Discretionary Select Sector Index

The Consumer Discretionary Select Sector Index is designed to measure the performance of the GICS® consumer discretionary sector, which encompasses those businesses that tend to be the most sensitive to economic cycles. Its manufacturing segment includes automotive, household durable goods, leisure equipment and textiles & apparel. The services segment includes hotels, restaurants and other leisure facilities, media production and services, and consumer retailing and services. The Consumer Discretionary Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXY.”

The Consumer Staples Select Sector Index

The Consumer Staples Select Sector Index is designed to measure the performance of the GICS® consumer staples sector, which comprises companies whose businesses are less sensitive to economic cycles. It includes manufacturers and distributors of food, beverages and tobacco and producers of non-durable household goods and personal products. It also includes food & drug retailing companies as well as hypermarkets and consumer super centers. The Consumer Staples Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXR.”

The Energy Select Sector Index

The Energy Select Sector Index is designed to measure the performance of the GICS® energy sector, which comprises companies engaged in exploration & production, refining & marketing, and storage & transportation of oil & gas and coal & consumable fuels. It also includes companies that offer oil & gas equipment and services. The Energy Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXE.”

The Financials Select Sector Index

The Financials Select Sector Index is designed to measure the performance of the GICS® financials sector, which contains companies involved in banking, thrifts & mortgage finance, specialized finance, consumer finance, asset management and custody banks, investment banking and brokerage and insurance. It also includes Financial Exchanges & Data and Mortgage REITs. The Financials Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXM.”

The Health Care Select Sector Index

The Health Care Select Sector Index is designed to measure the performance of the GICS® health care sector, which includes health care providers & services, companies that manufacture and distribute health care equipment & supplies, and health care technology companies. It also includes companies involved in the research, development, production and marketing of pharmaceuticals and biotechnology products. The Health Care Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXV.”

The Industrials Select Sector Index

The Industrials Select Sector Index is designed to measure the performance of the GICS® industrials sector, which includes manufacturers and distributors of capital goods such as aerospace & defense, building products, electrical equipment and machinery and companies that offer construction & engineering services. It also includes providers of commercial & professional services including printing, environmental and facilities services, office services & supplies, security & alarm services, human resource & employment services, research & consulting services. It also includes companies that provide transportation services. The Industrials Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXI.”

The Information Technology Select Sector Index

The Information Technology Select Sector Index is designed to measure the performance of the GICS® information technology sector, which comprises companies that offer software and information technology services, manufacturers and distributors of technology hardware & equipment such as communications equipment, cellular phones, computers & peripherals, electronic equipment and related instruments, and semiconductors. The Technology Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXT.”

The Materials Select Sector Index

The Materials Select Sector Index is designed to measure the performance of the GICS® materials sector, which includes companies that manufacture chemicals, construction materials, glass, paper, forest products and related packaging products, and metals, minerals and mining companies, including producers of steel. The Materials Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXB.”

The Real Estate Select Sector Index

The Real Estate Select Sector Index is designed to measure the performance of the GICS® real estate sector, which contains companies engaged in real estate development and operation. It also includes companies offering real estate related services and REITs. The Real Estate Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXRE.”

The Utilities Select Sector Index

The Utilities Select Sector Index is designed to measure the performance of the GICS® utilities sector, which comprises utility companies such as electric, gas and water utilities. It also includes independent power producers & energy traders and companies that engage in generation and distribution of electricity using renewable sources. The Utilities Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXU.”

Select Sector Index Capping Methodology

For reweighting purposes, the Select Sector Indices are rebalanced quarterly after the close of business on the third Friday of March, June, September and December using the following procedures:

1.               The rebalancing reference date is the second Friday of March, June, September and December.

2.               With prices reflected on the rebalancing reference date, and membership, shares outstanding and investable weight factors as of the rebalancing effective date, each company is weighted by float-adjusted market capitalization. Modifications are made as defined below.

3.               If any company has a weight greater than 24%, the company’s float-adjusted market capitalization weight is capped at 23%, which allows for a 2% buffer. This buffer is meant to ensure that no company exceeds 25% as of the quarter-end diversification requirement date.

4.               All excess weight is proportionally redistributed to all uncapped companies within the relevant Select Sector Index.

5.               After this redistribution, if the float-adjusted market capitalization weight of any other company then breaches 23%, the process is repeated iteratively until no company breaches the 23% weight cap.

6.               The sum of the companies with weights greater than 4.8% cannot exceed 50% of the total index weight. These caps are set to allow for a buffer below the 5% limit.

7.               If the rule in paragraph 6 is breached, all companies are ranked in descending order of their float-adjusted market capitalization weights. The first company that causes the 50% limit to be breached has its weight reduced to 4.5%.

8.               This excess weight is proportionally redistributed to all companies with weights below 4.5%. This is repeated iteratively until paragraph 6 is satisfied.

9.               Index share amounts are assigned to each constituent to arrive at the weights calculated above. Since index shares are assigned based on prices one week prior to rebalancing, the actual weight of each constituent at the rebalancing differs somewhat from these weights due to market movements

10.         If necessary, the reweighting process may take place more than once prior to the close on the last business day of March, June, September or December to ensure the Select Sector Indices conform to all diversification requirements.

If necessary, the reweighting process may take place more than once prior to the close on the last business day of March, June, September or December to ensure the Select Sector Indices conform to all diversification requirements.

When companies represented in the Select Sector Indices are represented by multiple share classes, maximum weight capping is based on company float-adjusted market capitalization, with the weight of multiple-class companies allocated proportionally to each share class based on its float-adjusted market capitalization as of the rebalancing reference date. If no capping is required, both share classes remain in the relevant Select Sector Index at their natural float-adjusted market capitalization.

Index Calculation, Maintenance and Governance

The Select Sector Indices are calculated, maintained and governed using the same methodology as the S&P 500® Index, subject to the capping methodology described above. For additional information about the calculation, maintenance and governance of the S&P 500® Index, see “—The S&P U.S. Indices” below.

License Agreement

CIBC has entered into a nonexclusive license agreement providing for the license to it, in exchange for a fee, of the right to use indices owned and published by S&P in connection with some products, including the notes.

Standard & Poor’s® and S&P® are registered trademarks of Standard & Poor’s Financial Services LLC (“Standard & Poor’s”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by S&P. “Standard & Poor’s®,” and “S&P®” are trademarks of Standard & Poor’s and have been licensed for use by S&P and its affiliates and sublicensed for certain purposes by CIBC. The index is a product of S&P, and has been licensed for use by CIBC.

The notes are not sponsored, endorsed, sold or promoted by S&P, Dow Jones, Standard & Poor’s or any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P makes any representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the index to track general market performance. S&P’s only relationship to CIBC is the licensing of the index and certain trademarks, service marks and/or trade names of S&P. The index is determined, composed and calculated by S&P without regard to CIBC or the notes. S&P has no obligation to take the needs of CIBC or the owners of the notes into consideration in determining, composing or calculating the index. S&P is not responsible for and has not participated in the determination of the prices and amount of the notes or the timing of the issuance or sale of the notes or in the determination or calculation of the equation by which the notes are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the notes. There is no assurance that investment products based on the index will accurately track index performance or provide positive investment returns. S&P is not an investment advisor. Inclusion of a security within the index is not a recommendation by S&P to buy, sell or hold such security, nor is it considered to be investment advice.

S&P DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS OR DELAYS THEREIN. S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY CIBC, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND CIBC, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

The S&P U.S. Indices

The S&P 500® Index, the S&P MidCap 400® Index and the S&P SmallCap 600® Index (each, an “S&P U.S. Index” and collectively, the “S&P U.S. Indices”) are calculated, maintained and published by SPDJI. SPDJI chooses companies for inclusion in an index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the medium capitalization segment of the U.S. equities market. Relevant criteria employed by SPDJI include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the market price of that company’s common stock generally is responsive to changes in the affairs of the respective industry and the market value and trading activity of the common stock of that company. SPDJI may from time to time, in its sole discretion, add companies to, or delete companies from, an index to achieve the objectives stated above.

The S&P 500® Index

The S&P 500® Index consists of stocks of 500 companies selected to provide a performance benchmark for the U.S. equity markets. The S&P 500® Index is reported by Bloomberg L.P. under the ticker symbol “SPX.”

The S&P MidCap 400® Index

The S&P MidCap 400® Index consists of stocks of 400 companies selected to provide a performance benchmark for the medium market capitalization segment of the U.S. equity markets. The S&P MidCap 400® Index is reported by Bloomberg L.P. under the ticker symbol “MID.”

The S&P SmallCap 600® Index

The S&P SmallCap 600® Index consists of stocks of 600 companies selected to provide a performance benchmark for the small market capitalization segment in the U.S. equity markets. The S&P SmallCap 600® Index is reported by Bloomberg L.P. under the ticker symbol “SML.”

Composition of the S&P U.S Indices

Securities must meet the following eligibility factors to be considered eligible for inclusion in the S&P U.S. Indices. Constituent selection is at the discretion of the S&P Dow Jones’s U.S. index committee (for purposes of this section, the “Index Committee”) and is based on the eligibility criteria.

Changes to the S&P U.S. Indices are made as needed, with no scheduled reconstitution. Rather, changes in response to corporate actions and market developments can be made at any time. Constituent changes are typically announced one to five days before they are scheduled to be implemented.

Additions to the S&P U.S. Indices are evaluated based on the following eligibility criteria:

•                  Domicile. Only common stocks of U.S. companies are eligible. For index purposes, a U.S. company has the following characteristics:

▪                  the company files 10-K annual reports;

▪                  the U.S. portion of fixed assets and revenues constitutes a plurality of the total, but need not exceed 50%. When these factors are in conflict, assets determine plurality. Revenue determines plurality when there is incomplete asset information. If this criteria is not met or is ambiguous, S&P Dow Jones may still deem the company to be a U.S. company for index purposes if its primary listing, headquarters and incorporation are all in the United States and/or “a domicile of convenience” (Bermuda, Channel Islands, Gibraltar, islands in the Caribbean, Isle of Man, Luxembourg, Liberia or Panama); and

▪                  the primary listing is on an eligible U.S. exchange.

In situations where the only factor suggesting that a company is not a U.S. company is its tax registration in a “domicile of convenience” or another location chosen for tax-related reasons, S&P Dow Jones normally determines that the company is still a U.S. company. The final determination of domicile eligibility is made by the Index Committee, which can consider other factors including, but not limited to, operational headquarters location, ownership information, location of officers, directors and employees, investor perception and other factors deemed to be relevant.

•                  Exchange Listing. A primary listing on one of the following U.S. exchanges is required: NYSE, NYSE Arca, NYSE American, Nasdaq Global Select Market, Nasdaq Select Market, Nasdaq Capital Market, Cboe BZX, Cboe BYX, Cboe EDGA, Cboe EDGX or Investors Exchange (IEX) exchanges. Ineligible exchanges include the OTC Bulletin Board and Pink Sheets.

•                  Organizational Structure and Share Type. Eligible organizational structures and share types are corporations (including equity and mortgage REITS) and common stock (i.e., shares). Ineligible organizational structures and share types include business development companies, limited partnerships, master limited partnerships, limited liability companies, closed-end funds, exchange-traded funds, exchange-traded notes, royalty trusts, special purpose acquisition companies, preferred and convertible preferred stock, unit trusts, equity warrants, convertible bonds, investment trusts, rights, American Depositary Receipts and tracking stocks. As of July 31, 2017, companies with multiple share class structures are not eligible to be added to the S&P U.S. Indices, but securities already included in the S&P U.S. Indices have been grandfathered and will remain in the S&P U.S. Indices.

•                  Market Capitalization. The unadjusted company market capitalization should be within a specified range. Such ranges will be reviewed from time to time to assure consistency with market conditions. For spin-offs, S&P U.S. Index membership eligibility is determined using when-issued prices, if available.

•                  Liquidity. Using composite pricing and volume, the ratio of annual dollar value traded (defined as average closing price over the period multiplied by historical volume) to float-adjusted market capitalization should be at least 1.00, and the stock should trade a minimum of 250,000 shares in each of the six months leading up to the evaluation date.

•                  Investable Weight Factor. The Investable Weight Factor (“IWF”) for each company represents the portion of the total shares outstanding that are considered part of the public float for purposes of the S&P U.S. Indices. An IWF of at least 0.50 is required.

•                  Financial Viability. The sum of the most recent four consecutive quarters’ Generally Accepted Accounting Principles (GAAP) earnings (net income excluding discontinued operations) should be positive as should the most recent quarter. For REITs, financial viability is based on GAAP earnings and/or Funds From Operations (FFO), if reported.

•                  Treatment of IPOs. Initial public offerings should be traded on an eligible exchange for at least 12 months before being considered for addition to an S&P U.S. Index. Spin-offs or in-specie distributions from existing constituents do not need to be seasoned for 12 months prior to their inclusion in an S&P U.S. Index.

•                  Sector Balance. A company is evaluated for its contribution to sector balance maintenance, as measured by a comparison of each GICS® sector’s weight in an index with its weight in the S&P U.S. Total Market Index, in the relevant market capitalization range. The S&P Total Market Index is a float-adjusted, market-capitalization weighted index designed to track the broad U.S. equity market, including large-, mid-, small- and micro-cap stocks.

S&P Dow Jones believes turnover in membership in the S&P U.S. Indices should be avoided when possible. At times a stock may appear to temporarily violate one or more of the addition criteria. However, the addition criteria are for addition to the S&P U.S. Indices, not for continued membership. As a result, a constituent of the S&P U.S. Indices that appears to violate criteria for addition to the S&P U.S. Indices is not deleted unless ongoing conditions warrant an index change.

Calculation of the S&P U.S. Indices

The S&P U.S. Indices are float-adjusted market capitalization-weighted indices. On any given day, the index value of each S&P U.S. Index is the total float-adjusted market capitalization of that S&P U.S. Index’s constituents divided by its divisor. The float-adjusted market capitalization reflects the price of each stock in the relevant S&P U.S. Index multiplied by the number of shares used in the index value calculation.

Float Adjustment. Float adjustment means that the number of shares outstanding is reduced to exclude closely held shares from the calculation of the index value because such shares are not available to investors. The goal of float adjustment is to distinguish between strategic (control) shareholders, whose holdings depend on concerns such as maintaining control rather than shorter term economic fortunes of the company, and those holders whose investments depend on the stock’s price and their evaluation of a company’s future prospects. Generally, these “control holders”

include officers and directors, private equity, venture capital & special equity firms, asset managers and insurance companies with board of director representation, other publicly traded companies that hold shares for control, holders of restricted shares, company-sponsored employee share plans/trusts, defined contribution plans/savings and investment plans, foundations or family trusts associated with the company, holders of unlisted share classes of stock or government entities at all levels (other than government retirement/pension funds), sovereign wealth funds and any individual person who controls a 5% or greater stake in a company as reported in regulatory filings. Shares that are not considered outstanding are also not included in the available float. These generally include treasury stock, stock options, equity participation units, warrants, preferred stock, convertible stock and rights.

For each component, S&P Dow Jones calculates an IWF, which represents the portion of the total shares outstanding that are considered part of the public float for purposes of the relevant S&P U.S. Index.

Divisor. Continuity in the value of each S&P U.S. Index is maintained by adjusting its divisor for all changes in its constituents’ share capital after its base date. This includes additions and deletions to the relevant S&P U.S. Index, rights issues, share buybacks and issuances and non-zero price spin-offs. The value of each S&P U.S. Index’s divisor over time is, in effect, a chronological summary of all changes affecting the base capital of that S&P U.S. Index. The divisor of each S&P U.S. Index is adjusted such that the index value of that S&P U.S. Index at an instant just prior to a change in base capital equals the index value of that S&P U.S. Index at an instant immediately following that change.

The following types of corporate actions would require a divisor adjustment: company added/deleted, change in shares outstanding, change in IWF, special dividend and rights offering. Stock splits and stock dividends do not affect the divisor, because following a split or dividend, both the stock price and number of shares outstanding are adjusted by S&P Dow Jones so that there is no change in the market value of the relevant component. All stock split and dividend adjustments are made after the close of trading on the day before the ex-date.

Maintenance of the S&P U.S. Indices

Changes in response to corporate actions and market developments can be made at any time. Constituent changes are typically announced one to five days before they are scheduled to be implemented.

Removals. Removals from the S&P U.S. Indices are evaluated based as follows:

•                  A company involved in a merger, acquisition or significant restructuring such that it no longer meets the eligibility criteria is deleted from the S&P U.S. Indices at a time announced by S&P Dow Jones, normally at the close of the last day of trading or expiration of a tender offer. Constituents that are halted from trading may be kept in the index until trading resumes, at the discretion of the Index Committee. If a stock is moved to the pink sheets or the bulletin board, the stock is removed.

•                  A company that substantially violates one or more of the eligibility criteria may be deleted at the Index Committee’s discretion.

Any company that is removed from an the S&P U.S. Indices must wait a minimum of one year from its index removal date before being reconsidered as a replacement candidate.

Share Updates. All mergers and acquisitions (“M&A”) driven changes to the S&P U.S. Indices are implemented with one to five business days’ notice on a best efforts basis. Any share issuance for the acquirer is implemented to coincide with the drop event for the target. An M&A driven share/IWF change does not need to meet any minimum threshold requirement for implementation. This helps minimize turnover in indices. Any merger related IWF change that results in an IWF of 0.96 or greater is rounded up to 1.00 at the next annual IWF review. At S&P Dow Jones’ discretion, de minimis merger and acquisition share changes are accumulated and implemented with the quarterly share rebalancing. All other changes of less than 5% are accumulated and made quarterly on the third Friday of March, June, September and December.

5% Rule. Confirmed share changes that are at least 5% of the total shares outstanding are implemented weekly. Total shares outstanding and not float-adjusted shares are used to determine whether the share change meets this 5% threshold. The 5% rule applies to share changes only. IWF changes are only considered if a share change meets the 5% threshold.

Changes to an index constituent’s total shares outstanding of at least 5% are applied weekly and are announced after the market close on Fridays for implementation after the close of trading the following Friday (i.e., one week later). Examples of such changes include public offerings (also known as secondary offerings or follow-on offerings), tender offers, Dutch auctions, exchange offers, bought deal equity offerings, prospectus offerings, company stock repurchases, private placements, redemptions, exercise of options, warrants, conversion of derivative securities, at-the-market stock offerings, and acquisitions of private companies or non-index companies that do not trade on a major exchange. If an exchange holiday/closure falls on a Friday, the weekly share change announcement will be made the day before the exchange holiday/closure, and the implementation date will remain after the close of trading the following Friday (i.e., one week later).

If a 5% or more share change causes a company’s IWF to change by five percentage points or more (for example from 0.80 to 0.85), the IWF is updated at the same time as the share change. IWF changes resulting from partial tender offers are considered on a case by case basis.

Notwithstanding the foregoing, share or IWF changes of 5% or more due to secondary offerings are made effective at the open of the next day under certain conditions. Secondary offerings by selling shareholders are recognized the next day if certain conditions are met, or weekly via an IWF change if the secondary offering is at least 5% of total shares outstanding.

Share/IWF Freezes. A share/IWF freeze period is implemented during each quarterly rebalancing. The freeze period begins after the market close on the Tuesday preceding the second Friday of each rebalancing month (i.e., March, June, September, and December) and ends after the market close on the third Friday of a rebalancing month. Pro-forma files are normally released after the market close on the second Friday, one week prior to the rebalancing effective date. In September, preliminary share and float data are released on the first Friday of the month, but the share freeze period for September will follow the same schedule as the other three quarterly share freeze periods. For illustration purposes, if rebalancing pro-forma files are scheduled to be released on Friday, March 13, the share/IWF freeze period will begin after the close of trading on Tuesday, March 10 and will end after the close of trading the following Friday, March 20 (i.e., the third Friday of the rebalancing month).

During the share/IWF freeze period, shares and IWFs are not changed except for certain corporate action events (such as merger activity, stock splits, rights offerings). Share/IWF changes for index constituents resulting from secondary public offerings that would otherwise be eligible for next day implementation are instead collected during the freeze period and added to the weekly share change announcement on the third Friday of the rebalancing month for implementation the following Friday night. There is no weekly share change announcement on the second Friday of a rebalancing month.

Corporate Actions. Corporate actions (such as stock splits, stock dividends, non-zero price spin-offs and rights offerings) are applied after the close of trading on the day prior to the ex-date.

Other Adjustments. In cases where there is no achievable market price for a stock being deleted, it can be removed at a zero or minimal price at the Index Committee’s discretion.

License Agreement

CIBC has entered into a nonexclusive license agreement providing for the license to it, in exchange for a fee, of the right to use indices owned and published by SPDJI in connection with some products, including the notes.

Standard & Poor’s® and S&P® are registered trademarks of Standard & Poor’s Financial Services LLC (“Standard & Poor’s”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by SPDJI. “Standard & Poor’s®,” “S&P 500®,” “S&P MidCap 400®,” “S&P SmallCap 600”and “S&P®” are trademarks of Standard & Poor’s and have been licensed for use by SPDJI and its affiliates and sublicensed for certain purposes by CIBC. The index is a product of SPDJI, and has been licensed for use by CIBC.

The notes are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, Standard & Poor’s or any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices make no representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the index to track general market performance. S&P’s only relationship to CIBC is the licensing of the index and certain trademarks, service marks and/or trade names of S&P. The index is determined, composed and calculated by S&P without regard to CIBC or the notes. S&P has no obligation to take the needs of CIBC or the owners of the notes into consideration in determining, composing or calculating the index. S&P is not responsible for and has not participated in the determination of the prices and amount of the notes or the timing of the issuance or sale of the notes or in the determination or calculation of the equation by which the notes are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the notes. There is no assurance that investment products based on the index will accurately track index performance or provide positive investment returns. S&P is not an investment advisor. Inclusion of a security within the index is not a recommendation by S&P to buy, sell or hold such security, nor is it considered to be investment advice.

S&P DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS OR DELAYS THEREIN. S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY CIBC, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND CIBC, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

The Swiss Market Index®

The Swiss Market Index (the “SMI”) was first launched with a base level of 1,500 as of June 30, 1988. It is calculated, published and maintained by SIX Group Ltd., certain of its subsidiaries, and the Management Committee of the SIX Swiss Exchange (the “SSE”) (collectively, the “index sponsor”). The SMI is reported by Bloomberg under the ticker symbol “SMI.”

The SMI is a price return float-adjusted market capitalization-weighted index of the 20 largest stocks traded on the SSE. The Management Committee of the SSE is supported by an Index Commission (advisory board) in all index-related matters, notably in connection with changes to the index rules and adjustments, additions and exclusions outside of the established review and acceptance period. The Index Commission meets at least twice annually.

Index Composition and Selection Criteria

The SMI is comprised of the 20 highest ranked stocks traded on the SSE that have a free float of 20% or more and that are not investment companies. The equity universe is largely Swiss domestic companies; however, in some cases, foreign issuers with a primary listing on the SSE or investment companies that do not hold any shares of any other eligible company and that have a primary listing on the SSE may be included.

The ranking of each security is determined by a combination of the following criteria:

•                  average free-float market capitalization over the last 12 months (compared to the capitalization of the Swiss Performance Index (“SPI”), which serves as a benchmark for the overall Swiss equity market and as the index universe for the index), and

•                  cumulative on order book turnover over the last 12 months (compared to the total turnover of the SPI).

Each of these two factors is assigned a 50% weighting in ranking the stocks eligible for the SMI.

The SMI is reconstituted annually after prior notice of at least two months on the third Friday in September after the close of trading. The reconstitution is based on data from the previous July 1 through June 30. Provisional interim selection (ranking) lists are also published following the end of the third, fourth and first financial quarters.

The 18 securities with the highest rank are selected for inclusion in the SMI. In order to reduce turnover, a buffer is applied for securities ranked 19 to 22. Out of the securities ranked 19 to 22 current components are selected with priority over the other securities. New components out of the buffer are selected until 20 components have been reached.

If a company has primary listings on several exchanges and less than 50% of that company’s total turnover is generated on the SSE, it will not be included in the SMI unless it satisfies an additional liquidity criteria. For this purpose all the components of the SPI are ranked based on their cumulated on order book turnover over the past 12 months relative to the total turnover of the SPI. Such a security must rank at least 18 or better in terms of the cumulated on order book turnover over the past 12 months and if it ranks 23 or lower it will be automatically excluded from the SMI (i.e., without considering its free float).

Index Maintenance

Constituent Changes. In the case of major market changes as a result of capital events such as mergers or new listings, the Management Committee of the SSE can decide at the request of the Index Commission that a security should be admitted to the SMI outside the annual review period as long as it clearly fulfills the criteria for inclusion. For the same reasons, a security can also be excluded if the requirements for admission to the SMI are no longer fulfilled. As a general rule, extraordinary acceptances into the SMI take place after a three-month period on a quarterly basis after the close of trading on the third Friday of March, June, September and December (for example, a security listed on or before the fifth Trading Day prior to the end of November cannot be included until the following March). If a delisting has been confirmed, it will be removed from the SMI at the next upcoming ordinary quarterly adjustment date (March, June, September and December) with a notice period of at least five days. However, if the delisting would be effective before the ordinary index review, the security is excluded from the SMI on the effective date of the delisting. If a delisted company is removed before the ordinary index review, it will be replaced by the best ranked candidate on the selection list which is not yet part of the SMI in order to maintain 20 components.

Number of Shares and Free Float. The securities included in the SMI are weighted according to their free float. This means that shares deemed to be in firm hands are subtracted from the total market capitalization of that company. The free float is calculated on the basis of outstanding shares. Issued and outstanding equity capital is, as a rule, the total amount of equity capital that has been fully subscribed and wholly or partially paid in and documented in the Commercial Register. Not counting as issued and outstanding equity capital are the approved capital and the conditional capital of a company. The free float is calculated on the basis of listed shares only. If a company offers several different categories of listed participation rights, each is treated separately for purposes of index calculation.

Shares held deemed to be in firm hands are shareholdings that have been acquired by one person or a group of persons in companies and that reach or exceed the threshold of 5%. Shares of persons and groups of persons who are subject to a shareholder or lockup agreement which is binding for more than 5% of the listed shares or who, according to publicly known facts, have a long-term interest in a company, are also deemed to be in firm hands.

For the calculation of the number of shares in firm hands, the SSE may also use other sources than the reports submitted to it. In particular, the SSE may use data gained from issuer surveys that it conducts itself.

In general, shares held by custodian nominees, trustee companies, investment funds, pension funds and investment companies are deemed free-floating regardless whether a report has been made to the SSE. The SSE classifies at its own discretion persons and groups of persons who, because of their area of activity or the absence of important information, cannot be clearly assigned.

The free-float rule applies only to bearer shares and registered shares. Capital issued in the form of participation certificates and bonus certificates is taken into full account in calculating the SMI because it does not confer voting rights.

The number of securities in the SMI and the free-float factors are adjusted after the close of trading on four adjustment dates per year, the third Friday of March, June, September and December. Such changes are pre-announced at least one month before the adjustment date, although the index sponsor reserves the right to take account of recent changes before the adjustment date in the actual adjustment, so the definite new securities are announced five Trading Days before the adjustment date.

In order to avoid frequent slight changes to the weighting and to maintain the stability of the SMI, any extraordinary change of the total number of outstanding securities or the free float will only result in an extraordinary adjustment if it exceeds 10% and 5% respectively and is in conjunction with a corporate action.

Index Calculation

The index sponsor calculates the SMI using the “Laspeyres formula,” with a weighted arithmetic mean of a defined number of securities issues. The formula for calculating the index value can be expressed as follows:

Index =	Free Float Market Capitalization of the Index
Divisor

The “free float market capitalization of the index” is equal to the sum of the product of the last-paid price, the number of shares, the free-float factor and, if a foreign stock is included, the current CHF exchange rate as of the time the index value is being calculated. The index value is calculated in real time and is updated whenever a trade is made in a component stock. Where any index component stock price is unavailable on any Trading Day, the index sponsor will use the last reported price for such component stock. Only prices from the SSE’s electronic order book are used in calculating the SMI.

Divisor Value and Adjustments

The divisor is a technical number used to calculate the SMI and is adjusted to reflect changes in market capitalization due to corporate events, and is adjusted by the index sponsor to reflect corporate events, as described in the index rules.

License Agreement

CIBC has entered into a nonexclusive license agreement providing for the license to it, in exchange for a fee, of the right to use indices owned and published by the index sponsor in connection with some products, including the notes.

SSE and its licensors (the “Licensors”) have no relationship to us, other than the licensing of the SMI and the related trademarks for use in connection with the notes.

SSE and its Licensors do not sponsor, endorse, sell or promote the notes; recommend that any person invest in the notes; have any responsibility or liability for or make any decisions about the timing, amount or pricing of the notes; have any responsibility or liability for the administration, management or marketing of the notes; or consider the needs of the notes or the owners of the notes in determining, composing or calculating the SMI or have any obligation to do so.

SSE and its Licensors will not have any liability in connection with the notes. Specifically, SSE and its Licensors do not make any warranty, express or implied and disclaim any and all warranty about: the results to be obtained by the notes, the owners of the notes or any other person in connection with the use of the SMI and the data included in the SMI; the accuracy or completeness of the SMI and its data; and the merchantability and the fitness for a particular purpose or use of the SMI and its data. SSE and its Licensors will have no liability for any errors, omissions or interruptions in the SMI or its data. Under no circumstances will SSE or its Licensors be liable for any lost profits or indirect, punitive, special or consequential damages or losses, even if SSE or its Licensors knows that they might occur. The licensing agreement between us and SSE will be solely for our benefit and the benefit SSE and not for the benefit of the owners of the notes or any other third parties.

The TOPIX® Index

The Tokyo Stock Price Index (the “TPX”), also knowns as the TOPIX® Index, is developed, calculated, published and maintained by, the Tokyo Stock Exchange (the “TSE”). Publication of the TPX began on July 1, 1969, based on an initial Index value of 100 at January 4, 1968, which was reset at 1,000 on April 1, 1998. The TPX is reported by Bloomberg under the ticker symbol “TPX.”

Composition and Maintenance of the Index

The component stocks of the TPX consist of all Japanese common stocks listed on the First Section of the TSE. The TPX measures changes in the aggregate market value of these stocks. Japanese stocks admitted to the TSE are assigned to one of the First Section, the Second Section and the Mothers (market of the high-growth and emerging stocks). Stocks listed on the First Section are typically limited to larger, longer established and more actively traded issues, stocks listed on the Second Section are typically limited to mid-sized companies and stocks listed on the Mothers are typically limited to high-growth start-up companies.

The TPX is a free-float adjusted market capitalization-weighted index, with the market price of each component stock multiplied by the number of shares listed (as adjusted by multiplying the free-float weight (“FFW”) to take into account only the listed shares deemed to be available for trading in the market). The TSE is responsible for calculating and maintaining the TPX, and can add, delete or substitute the stocks underlying the TPX or make other methodological changes that could change the value of the TPX. The underlying stocks may be removed, if necessary, in accordance with deletion/addition rules which provide generally for the deletion of a stock from the TPX if such stock ceases to meet the criteria for inclusion. Stocks listed on the Second Section or Mothers of the TSE may be transferred to the First Section if they satisfy applicable criteria. Such criteria include numerical minimum values for number of shares listed, number of shareholders and average monthly trading volume, among others. Similarly, when a First Section stock falls within the coverage of TSE rules prescribing reassignment thereof to the Second Section, such stock will be removed from the First Section.

Additions to the component stocks can occur (1) through the initial listing of a company (directly or via another stock exchange), with such changes taking effect on the last business day of the month after such initial listing; (2) as a result of changes in listing from the Second Section or from the Mothers to the First Section, with such changes taking effect on the last business day of the month after such change, as applicable; or (3) through the initial listing of a new company resulting from a corporate consolidation, with such changes taking effect on the new listing date.

Deletions of constituents are conducted due to (1) de-listing, resulting from a corporate consolidation, when the surviving company re-lists with the TSE, with such changes taking effect on the initial listing date of the new company (normally three business days after the delisting date); (2) de-listing of a company for reasons other than those stated above, with such changes taking effect on the de-listing date; (3) designation of stocks to be de-listed, with such changes taking effect four business days after such designation; or (4) changes in listing from the First Section to the Second Section, with such changes taking effect on the date of such change.

Calculation of the Index

The TPX is not expressed in Japanese yen, but is presented in terms of points (as a decimal figure), rounded to the nearest one-hundredth. The TPX is calculated by multiplying 100 by the figure obtained by dividing the current free-float adjusted market value (the current market price per share at the time of the index calculation multiplied by the number of free-float adjusted common shares listed on the First Section at the same instance) (as adjusted by multiplying the FFW) (the “Current Market Value”) by the base market value (i.e., the Current Market Value on the base date) (the “Base Market Value”).

The calculation of the TPX can be represented by the following formula:

Index	=	Current Market Value	×	100
Base Market Value

The number of free float-adjusted shares at the time of the index calculation is the number of common shares listed on the First Section multiplied by the free float weight. The free float weight reflects the weight of listed shares deemed to be available for trading in the market and is calculated by the TSE for each listed company for purposes of index calculation. The free float weight is determined on the basis of securities reports and statutory documents required by the Financial Instruments and Exchange Act of Japan and publicly available documents issued by the listed companies themselves to estimate the amount of non-free float shares. In determining the free float weight, the TSE deems the following shares as non-free float shares: shares held by the top 10 major shareholders (subject to certain exceptions), treasury stocks (including certain cross-shareholdings), shares held by board members of the relevant company and other shares TSE deems not available for trading in the market. The free float weight is equal to 1 minus the number of non-free float shares divided by the number of listed shares. In the case of some companies with low liquidity, the TSE may adjust their free float downwards by applying a “liquidity factor.”

The free float weight assigned to each listed company is reviewed annually, with timings that vary according to the settlement terms of each such listed company. Free float weights may also be subject to extraordinary review in the case of certain corporate actions (e.g., allocation of new shares, conversion of preferred shares or exercise of subscription warrants, spin-offs, mergers, stock swaps, take-overs) and for other reasons the TSE believes appropriate.

In order to maintain continuity, the Base Market Value is adjusted from time to time to ensure that it reflects only price movements resulting from auction market activity, and to eliminate the effects of other factors and prevent any instantaneous change or discontinuity in the level of the TPX. Such factors include, without limitation: new listings, delistings, new share issues either through public offerings or through rights offerings to shareholders (limited to cases where the allotted subscription warrant securities are listed), issuance of shares as a consequence of exercise of convertible bonds or warrants, and transfer of listed securities from the First Section to the Second Section of the TSE.

The formula for the adjustment is as follows:

Free-float adjusted Market Value on business day before adjustment date	=	(Free-float adjusted Market Value on business day before adjustment date ± Adjustment Amount)
Base Market Value before adjustment		Base Market Value after adjustment

Where Adjustment Amount is equal to the changes in the number of shares included in the calculation of the TPX multiplied by the price of those shares used for the purposes of the adjustment.

Therefore,

New Base Market Value	=	Old Base Market Value × (Free-float adjusted Market Value on business day before adjustment date ± Adjustment Amount)
Free-float adjusted Market Value on business day before adjustment date

The Base Market Value remains at the new value until a further adjustment is necessary as a result of another change. As a result of such change affecting the Current Market Value or any stock underlying the TPX, the Base Market Value is adjusted in such a way that the new value of the TPX will equal the level of the TPX immediately prior to such change.

No adjustment is made to the Base Market Value, however, in the case of events such as stock splits or decreases in capital without compensation, which theoretically do not affect market capitalization.

License Agreement

CIBC will enter into an agreement with TSE or its affiliates as necessary to provide us and certain of our affiliates or subsidiaries, in exchange for a fee, a non-exclusive license to use TPX, which is sponsored, calculated and published by TSE, in connection with certain securities, including the notes.

TPX Value and TPX Marks are subject to the proprietary rights owned by TSE and TSE owns all rights and know-how relating to the TPX such as calculation, publication and use of TPX Value and relating to TPX Marks. TSE shall reserve the rights to change the methods of calculation or publication, to cease the calculation or publication of TPX Value or to change TPX Marks or cease the use thereof. TSE makes no warranty or representation whatsoever, either as to the results stemmed from the use of TPX Value and TPX Marks or as to the figure at which TPX Value stands on any particular day. TSE gives no assurance regarding accuracy or completeness of TPX Value and data contained therein. Further, TSE shall not be liable for the miscalculation, incorrect publication, delayed or interrupted publication of TPX Value. No securities are in any way sponsored, endorsed or promoted by the TSE. TSE shall not bear any obligation to give an explanation of the notes or an advice on investments to any purchaser of the notes or to the public. TSE neither selects specific stocks or groups thereof nor takes into account any needs of the issuing company or any purchaser of the notes, for calculation of TPX Value. Including but not limited to the foregoing, the TSE shall not be responsible for any damage resulting from the issue and sale of the notes.

CERTAIN TERMS OF THE NOTES

General

Each issue of the notes will be part of a series of medium-term notes entitled “Senior Global Medium-Term Notes” that will be issued under the indenture, as amended and supplemented from time to time.  The indenture is described more fully in the accompanying prospectus supplement and prospectus.  The following description of the notes supplements and, to the extent it is inconsistent with, supersedes the description of the general terms and provisions of the notes and debt securities set forth under the headings “Description of the Notes We May Offer” in the accompanying prospectus supplement and “Description of Senior Debt Securities” in the accompanying prospectus.  These documents should be read in connection with this document and the applicable free writing prospectus or pricing supplement.

The notes will be payable only in U.S. dollars. The notes are not subject to any sinking fund. The notes are not subject to the defeasance provisions described under “Description of Senior Debt Securities—Defeasance” in the accompanying prospectus.

We will issue the notes in the form of a fully registered global note registered in the name of the nominee of The Depository Trust Company (“DTC”). Beneficial interests in the notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Except in the limited circumstances described in the accompanying prospectus supplement, owners of beneficial interests in the notes will not be entitled to have the notes registered in their names, will not receive or be entitled to receive the notes in definitive form and will not be considered holders of  the notes under the indenture.

Coupon Payment Dates, Call Payment Dates and Maturity Date

If (1) a day on which a coupon payment is scheduled to be made (a “Coupon Payment Date”), (2) a day on which payment is to be made if the notes are called (a “Call Payment Date”) or (3) the maturity date stated in the applicable free writing prospectus or pricing supplement is not a Business Day (as defined below), the amounts payable will be paid on the next following Business Day and no interest will be paid in respect of such postponement. The calculation agent may postpone (i) a scheduled date on which the coupon due is determined (a “Coupon Determination Date”), and therefore the related Coupon Payment Date; (ii) a scheduled date on which it is determined if the notes will be called (a “Call Observation Date”), and therefore the related Call Payment Date; or (iii) the scheduled Final Valuation Date, and therefore the maturity date, in each case if any such date is not a Trading Day or a Market Disruption Event occurs or is continuing on such date. We describe the effect of Market Disruption Events under “—Valuation Dates” and “—Market Disruption Events” below.

Observation Periods

For Notes Where the Reference Asset Is a Single Index:

If any date during a period in which the Index is observed either continuously or at market close for the occurrence of a knock-out or other event (an “Observation Period”) is not a Trading Day, such date will be excluded from the Observation Period. If a Market Disruption Event exists on any date during an Observation Period (other than a Valuation Date), then such date will be excluded from the Observation Period, unless a Market Disruption Event exists or continues for five or more consecutive scheduled Trading Days during an Observation Period, in which case such fifth consecutive day and each following day in the Observation Period until the occurrence of a Trading Day without a Market Disruption Event will nonetheless be part of the Observation Period and the calculation agent will determine, in its discretion, the index level by means of the formula for and method of calculating the Index which applied just prior to the Market Disruption Event, using the traded or quoted price on the primary exchange or market of each security included in the Index (or if an event giving rise to a Market Disruption Event has occurred with respect to a security included in the Index and is continuing on that fifth or later scheduled Trading Day, the calculation agent’s good faith estimate of the price for that security). If a Valuation Date that is part of an originally scheduled Observation Period is postponed, then the Observation Period will be extended to include such Valuation Date as postponed.

For Notes Where the Reference Asset Consists of Multiple Indices:

If any date during an Observation Period is not a Trading Day for any Index, such date will be excluded from the Observation Period for that Index. If a Market Disruption Event exists on any date during an Observation Period (other than a Valuation Date) for an Index, then such date will be excluded from the Observation Period for such Index, unless a Market Disruption Event exists or continues for five or more consecutive scheduled Trading Days during an

Observation Period, in which case such fifth consecutive day and each following day in the Observation Period until the occurrence of a Trading Day without a Market Disruption Event will nonetheless be part of the Observation Period for that Index and the calculation agent will determine, in its discretion, the index level by means of the formula for and method of calculating the Index which applied just prior to the Market Disruption Event, using the traded or quoted price on the primary exchange or market of each security included in the Index (or if an event giving rise to a Market Disruption Event has occurred with respect to a security included in the Index and is continuing on that fifth or later scheduled Trading Day, the calculation agent’s good faith estimate of the price for that security). For each Index that makes up the Reference Asset, the calculation agent will determine whether a Market Disruption Event exists with respect to each Index independent from other Indices. Therefore, a Market Disruption Event may exist for certain Indices and not exist for other Indices. If a Valuation Date that is part of an originally scheduled Observation Period is postponed for an Index, then the Observation Period for such Index will be extended to include such Valuation Date as postponed. If no Market Disruption Event exists with respect to an Index on the originally scheduled Valuation Date, the Observation Period for such Index will not be extended, irrespective of the existence of a Market Disruption Event with respect to any other Indices on the originally scheduled Valuation Date.

Valuation Dates

Unless otherwise specified in the applicable free writing prospectus or pricing supplement, the payment on the notes is calculated based on the value of the Reference Asset on the Coupon Determination Dates, Call Observation Dates, or one or more other dates during the term of the notes (each such date a “Valuation Date,” and the last of such dates, or if there is only one such date, the “Final Valuation Date”).

For Notes Where the Reference Asset Is a Single Index:

If a Valuation Date as set forth in the applicable free writing prospectus or pricing supplement is not a Trading Day, then such Valuation Date will be the next succeeding day that is a Trading Day. If a Market Disruption Event exists on a Valuation Date, then such Valuation Date will be the next Trading Day on which there is no Market Disruption Event. If a Market Disruption Event exists or continues for five consecutive scheduled Trading Days, then such fifth scheduled Trading Day will nonetheless be the Valuation Date, and the calculation agent will determine, in its discretion, the index level by means of the formula for and method of calculating the Index which applied just prior to the Market Disruption Event, using the traded or quoted price on the primary exchange or market of each security included in the Index (or if an event giving rise to a Market Disruption Event has occurred with respect to a security included in the Index and is continuing on that fifth scheduled Trading Day, the calculation agent’s good faith estimate of the price for that security).

Unless otherwise specified in the applicable free writing prospectus or pricing supplement, if the payment on the notes is calculated based on the Closing Levels of an Index on certain consecutive scheduled Trading Days (a “Valuation Period”), and if (i) a Market Disruption Event occurs on a scheduled Valuation Date or (ii) any scheduled Valuation Date is determined by the calculation agent not to be a Trading Day (any such day in either (i) or (ii) being a “non-Valuation Date”), the Closing Level of the Index for the applicable non-Valuation Date will be the Closing Level of the Index on the next Valuation Date that occurs during the Valuation Period.  For example, if the first and second scheduled Valuation Dates during the Valuation Period are non-Valuation Dates, then the Closing Level of the Index on the third scheduled Valuation Date will also be the Closing Level of the Index on the first and second scheduled Valuation Dates during the Valuation Period.  If no further Valuation Dates occur after a non-Valuation Date, or if every scheduled Valuation Date after that non-Valuation Date is also a non-Valuation Date, then the Closing Level of the Index for that non-Valuation Date and each following non-Valuation Date, if any (or for all the scheduled Valuation Dates during the Valuation Period, if applicable), will be determined by the calculation agent, in its discretion, by means of the formula for and method of calculating the Index which applied just prior to the Market Disruption Event, using the traded or quoted price on the primary exchange or market of each security included in the Index (or if an event giving rise to a Market Disruption Event has occurred with respect to a security included in the Index on any such date, the calculation agent’s good faith estimate of the price for that security).

For the avoidance of doubt, if Valuation Dates are scheduled to be within certain consecutive scheduled Trading Days, a Market Disruption Event on the first such scheduled Valuation Date could cause a Market Disruption Event to occur on one or more Valuation Dates simultaneously. If a Coupon Determination Date, Call Observation Date or Final Valuation Date is postponed, then the related Coupon Payment Date, Call Payment Date or maturity date will also be postponed by the same number of Business Days and no interest will be paid in respect of such postponement.

For Notes Where the Reference Asset Consists of Multiple Indices:

If a Valuation Date as set forth in the applicable free writing prospectus or pricing supplement is not a Trading Day for an Index, then such Valuation Date for such Index will be the next succeeding day that is a Trading Day for such Index. If a Market Disruption Event exists on a Valuation Date for an Index, then such Valuation Date for such Index will be the next Trading Day on which there is no Market Disruption Event for that Index. If a Market Disruption Event exists or continues for five consecutive scheduled Trading Days, then that fifth scheduled Trading Day will nonetheless be the Valuation Date for such Index, and the calculation agent will determine, in its discretion, the index level of such Index by means of the formula for and method of calculating such Index which applied just prior to the Market Disruption Event, using the traded or quoted price on the primary exchange or market of each security included in such Index (or if an event giving rise to a Market Disruption Event has occurred with respect to a security included in such Index and is continuing on that fifth scheduled Trading Day, the calculation agent’s good faith estimate of the price for that security).

If the payment on the notes is calculated based on the Closing Levels of the Indices during a Valuation Period, the Closing Level of each Index will be determined as described in the second paragraph of “—Valuation Dates—For Notes Where the Reference Asset Is a Single Index” above.

For each Index that makes up the Reference Asset, the calculation agent will determine whether a Market Disruption Event exists on a Valuation Date with respect to each Index independent from other Indices. Therefore, a Market Disruption Event may exist for certain Indices and not exist for other Indices. If no Market Disruption Event exists with respect to an Index on an originally scheduled Valuation Date, the Closing Price of such Index as of that Valuation Date will be its Closing Price on that Valuation Date, irrespective of the existence of a Market Disruption Event with respect to any other Indices on that Valuation Date.

If a Coupon Determination Date, Call Observation Date or Final Valuation Date is postponed, then the related Coupon Payment Date, Call Payment Date or maturity date will also be postponed by the same number of Business Days and no interest will be paid in respect of such postponement.

Market Disruption Events

As to any Index, unless otherwise specified in the applicable free writing prospectus or pricing supplement, a “Market Disruption Event” means any of the following events, as determined by the calculation agent in its sole discretion:

(A)                               the suspension of or material limitation on trading, in each case, for more than two consecutive hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange where the securities included in an Index trade (without taking into account any extended or after-hours trading session), in 20% or more of the securities which then compose the Index or any Successor Index;

(B)                                the suspension of or material limitation on trading, in each case, for more than two consecutive hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange that trades options contracts or futures contracts related to the Index (without taking into account any extended or after-hours trading session), whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise, in options contracts or futures contracts related to the Index, or any Successor Index; and

(C)                                in any other event, if the calculation agent determines that the event materially interferes with our ability or the ability of any of our affiliates to maintain or unwind all or a material portion of a hedge with respect to the notes that we or our affiliates have effected or may effect as described under “Use of Proceeds and Hedging” above.

For the purpose of determining whether a Market Disruption Event has occurred:

(1)                                 a limitation on the hours in a Trading Day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange;

(2)                                 a decision to permanently discontinue trading in the relevant futures or options contracts related to the Index, or any Successor Index, will not constitute a Market Disruption Event;

(3)                                 a suspension in trading in a futures or options contract on the Index, or any Successor Index, by a major securities market by reason of (a) a price change violating limits set by that securities market, (b) an imbalance of orders relating to those contracts, or (c) a disparity in bid and ask quotes relating to those contracts will constitute a suspension of or material limitation on trading in futures or options contracts related to the Index;

(4)                                 a suspension of or material limitation on trading on the relevant exchange will not include any time when that exchange is closed for trading under ordinary circumstances; and

(5)                                 if applicable to indices with component securities listed on the New York Stock Exchange (the “NYSE”), for the purpose of clause (A) above, any limitations on trading during significant market fluctuations under NYSE Rule 80B, or any applicable rule or regulation enacted or promulgated by the NYSE or any other self-regulatory organization or the SEC of similar scope as determined by the calculation agent, will be considered “material.”

Adjustments to an Index

If at any time an Index Sponsor makes a material change in the formula for or the method of calculating the relevant Index, or in any other way materially modifies the Index (other than a modification prescribed in that formula or method to maintain the Index in the event of changes in constituent stock and capitalization and other routine events), then, from and after that time, the calculation agent will, at the close of business in New York, New York, on each date that the level of the Index is to be calculated, calculate a substitute level of the Index in accordance with the formula for and method of calculating the Index last in effect prior to the change, but using only those securities that comprised the Index immediately prior to that change. Accordingly, if the method of calculating the Index is modified so that the level of the Index is a fraction or a multiple of what it would have been if it had not been modified, then the calculation agent will adjust the Index in order to arrive at a level of the Index as if it had not been modified.

Notwithstanding the above, the material modification of an Index may adversely affect the level of the Index and consequently, the return on the notes.

Discontinuance of an Index

If an Index Sponsor discontinues publication of the relevant Index, and the Index Sponsor or another entity publishes a successor or substitute equity index that the calculation agent determines, in its sole discretion, to be comparable to the Index (a “Successor Index”), then, upon the calculation agent’s notification of that determination to the trustee and the Bank, that Successor Index will be deemed to be that Index for all purposes relating to the notes, including for purposes of determining whether a Market Disruption Event exists. Upon any selection by the calculation agent of a Successor Index, the Bank will cause notice to be given to the holders of the notes.

In the event that the Index Sponsor discontinues publication of an Index prior to maturity, and the calculation agent determines that no Successor Index is available, then, from and after that time, the calculation agent will, at the close of business in New York, New York, on each date that the level of the Index is to be calculated, calculate a substitute level of the Index in accordance with the formula for and method of calculating the Index last in effect prior to the discontinuance, but using only those securities that comprised the Index immediately prior to the discontinuance. If the calculation agent calculates a level as a substitute for the Index, the Index will still be the Reference Asset for all purposes, including the purpose of determining whether a Market Disruption Event exists, but all determinations should be made based on those securities that comprised the Index immediately prior to the discontinuance.

If on any date that the level of an Index is to be calculated, the Index Sponsor fails to calculate and announce the level of the Index, the calculation agent will calculate a substitute Closing Level of the Index in accordance with the formula for and method of calculating the Index last in effect prior to the failure, but using only those securities that comprised the Index immediately prior to that failure; provided that, if a Market Disruption Event occurs or is continuing on such day, then the provisions set forth herein under “—Market Disruption Events,” “—Observation Periods” and “—Valuation Dates” shall apply in lieu of the foregoing.

Notwithstanding these alternative arrangements, discontinuance of the publication of, or the failure by the Index Sponsor to calculate and announce the level of, an Index may adversely affect the level of the Index and consequently, the return on the notes.

Certain Definitions

Business Day

A “Business Day” means a Monday, Tuesday, Wednesday, Thursday or Friday that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in New York, New York.

Closing Level

The Closing Level of an Index will be its closing level on any scheduled Trading Day, as determined by the calculation agent based upon the level displayed on the applicable Bloomberg Professional® service page, as specified in the applicable free writing prospectus or pricing supplement, or on any successor page on the Bloomberg Professional® service or any successor service, as applicable.

Record Date

Coupon will be payable to the persons in whose names the notes are registered at the close of business on the Business Day immediately preceding the related Coupon Payment Date (the “Regular Record Date”), and the final coupon payable at maturity or upon an early redemption, as applicable, will be payable to the persons in whose names the notes are registered on the maturity date or the Call Payment Date, as applicable.

Trading Day

Unless otherwise set forth in the applicable free writing prospectus or pricing supplement, a Trading Day with respect to an Index other than the MSCI EAFE® Index, the MSCI Emerging Markets Index or the EURO STOXX 50® Index means a day on which (i) the respective primary exchanges or markets for all of the securities included in the Index are open for trading, and (ii) the Index is calculated and published by its Index Sponsor. Although an Index Sponsor may publish a level with respect to the applicable Index on a day when one or more of the primary exchanges or markets for those constituent securities are closed, that day would not be a Trading Day for purposes of the applicable Index.

A Trading Day with respect to the MSCI EAFE® Index, the MSCI Emerging Markets Index or the EURO STOXX 50® Index means a day on which the relevant Index is calculated and published by its Index Sponsor, unless otherwise set forth in the applicable free writing prospectus or pricing supplement. Therefore, in the case of any such Index, a day would be a Trading Day with respect to that Index regardless of whether one or more of the primary exchanges or markets for the securities included in that Index is closed on that day, if the Index Sponsor publishes the level of that Index on that day.

Payment When Offices or Settlement Systems Are Closed

If any payment is due on the notes on a day that would otherwise be a Business Day but is a day on which the office of a paying agent or a settlement system is closed, we will make the payment on the next Business Day when that paying agent or system is open.  Any such payment will be deemed to have been made on the original due date, and no additional interest will be paid on account of the delay.

Role of the Calculation Agent

The calculation agent has the sole discretion to make all determinations regarding the notes as described in this underlying supplement.  Absent manifest error, all determinations of the calculation agent will be conclusive for all purposes and final and binding on you and us, without any liability on the part of the calculation agent.

We are expected to act as the calculation agent for each issue of the notes.  However, we may change the calculation agent at any time without notifying you.  The identity of the calculation agent will be set forth in the applicable free writing prospectus or pricing supplement.

Same-Day Settlement and Payment

The notes will be delivered in book-entry form only through DTC against payment by purchasers of the notes in immediately available funds.  We will pay the payments on the notes in immediately available funds so long as the notes are maintained in book-entry form.

Events of Default and Acceleration

If the notes have become immediately due and payable following an Event of Default (as defined under “Description of Senior Debt Securities—Events of Default” in the accompanying prospectus) with respect to the notes, the default amount payable will be equal to the payment at maturity described in the applicable free writing prospectus or pricing supplement, calculated as though the date of acceleration were the maturity date and the Final Valuation Date were the fifth scheduled Trading Day prior to the maturity date, as accelerated.  In addition, if the notes pay interest, you will receive interest accrued on the notes until the date that the required amount is paid.

If the notes have become immediately due and payable following an Event of Default, you will not be entitled to any additional payments with respect to the notes. For more information, see “Description of Senior Debt Securities—Events of Default” in the accompanying prospectus.

Withholding

The Bank or the applicable paying agent will deduct or withhold from a payment on a note any present or future tax, duty, assessment or other governmental charge that the Bank determines is required by law or the interpretation or administration thereof to be deducted or withheld. Payments on a note will not be increased by any amount to offset such deduction or withholding.

Listing

Unless otherwise specified in the applicable free writing prospectus or pricing supplement, the notes will not be listed on a securities exchange or quotation system.

THE BANK’S ESTIMATED VALUE OF THE NOTES

The Bank’s initial estimated value of the notes that will be set forth on the cover of the applicable free writing prospectus or pricing supplement will be equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the notes, valued using our internal funding rate for structured debt described below, and (2) the derivative or derivatives underlying the economic terms of the notes. The Bank’s initial estimated value does not represent a minimum price at which an agent or any other person would be willing to buy your notes in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the Bank’s initial estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. The discount is based on, among other things, our view of the funding value of the notes as well as the higher issuance, operational and ongoing liability management costs of the notes in comparison to those costs for our conventional fixed-rate debt. For additional information, see “Risk Factors—The Bank’s initial estimated value of the notes will not be determined by reference to credit spreads for our conventional fixed-rate debt” above. The value of the derivative or derivatives underlying the economic terms of the notes is derived from the Bank’s or a third party hedge provider’s internal pricing models. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the Bank’s initial estimated value of the notes will be determined when the terms of the notes are set based on market conditions and other relevant factors and assumptions existing at that time. See “Risk Factors—The Bank’s initial estimated value does not represent future values of the notes and may differ from others’ estimates” above.

The Bank’s initial estimated value of the notes will be lower than the initial issue price of the notes because costs associated with selling, structuring and hedging the notes are included in the initial issue price of the notes. These costs include the selling commissions paid to the Bank and other affiliated or unaffiliated dealers, the projected profits that our hedge counterparties, which may include our affiliates, expect to realize for assuming risks inherent in hedging our obligations under the notes and the estimated cost of hedging our obligations under the notes. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. We or one or more of our affiliates will retain any profits realized in hedging our obligations under the notes. See “Risk Factors—The Bank’s initial estimated value of the notes will be lower than the initial issue price (price to public) of the notes” above.

MATERIAL CANADIAN FEDERAL INCOME TAX CONSEQUENCES

An investor should read carefully the description of material Canadian federal income tax considerations relevant to a Non-Resident Holder (as defined therein) owning debt securities under “Material Income Tax Consequences—Canadian Taxation” in the accompanying prospectus. Canadian federal income tax considerations applicable to the notes may be described particularly when such notes are offered in the applicable free writing prospectus or pricing supplement related thereto and, in that event, the disclosure in the accompanying prospectus will be superseded by the disclosure in such free writing prospectus or pricing supplement to the extent indicated therein.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a general summary of certain U.S. federal income tax consequences that could be applicable to the acquisition, ownership and disposition of the notes by a U.S. Holder (as defined below) thereof. This description only applies to notes held as capital assets within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”) and issued by the Bank (or through a non-U.S. branch of the Bank). This summary addresses certain U.S. federal income tax consequences with respect to notes the performance on which is linked to one or more market-based indices.  It does not address U.S. federal income tax consequences of other types of note which may be issued under the program.  The applicable final terms and pricing supplement will contain additional or modified disclosure concerning the certain U.S. federal income tax consequences relevant to such type of note as appropriate.

This summary does not address, except as set forth below, aspects of U.S. federal income taxation that may be applicable to U.S. Holders that are subject to special tax rules, such as:

•                  financial institutions;

•                  insurance companies;

•                  real estate investment trusts;

•                  regulated investment companies;

•                  grantor trusts;

•                  tax-exempt organizations;

•                  persons that will own notes through partnerships or other pass-through entities;

•                  dealers or traders in securities or currencies;

•                  certain former citizens or long-term residents of the United States;

•                  holders that will hold a note as part of a position in a straddle or as part of a hedging, conversion or integrated transaction for U.S. federal income tax purposes; or

•                  holders that have a functional currency other than the U.S. dollar.

This summary does not address the U.S. federal estate and gift tax, alternative minimum tax, or Medicare unearned income tax consequences of the acquisition, ownership or disposition of the notes.  This disclosure only addresses the U.S. federal income tax treatment of holders that acquire the notes as part of the initial distribution at their issue price (as defined below). Each prospective purchaser should consult its tax advisor with respect to the U.S. federal, state, local and non-U.S. tax consequences of acquiring, owning and disposing of the notes and any consequences arising on account of the purchaser’s particular circumstances.

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed U.S. Treasury Regulations, administrative pronouncements and judicial decisions, each as available and as of the date hereof. All of the foregoing are subject to change, possibly with retroactive effect, or differing interpretations which could affect the tax consequences described herein.

For purposes of this summary, a “U.S. Holder” is a beneficial owner of notes who for U.S. federal income tax purposes is any of the following:

•                  an individual citizen or resident of the United States;

•                a corporation (or any other entity that is treated as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States or any state thereof, including the District of Columbia;

•                an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•      a trust (1) that validly elects to be treated as a U.S. person for U.S. federal income tax purposes or (2)(a) the administration over which a U.S. court can exercise primary supervision and (b) all of the substantial decisions of which one or more U.S. persons have the authority to control.

If a partnership (or any other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds the notes, the tax treatment of the partnership and a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Such partner or partnership should consult its own tax advisor regarding the U.S. federal income tax consequences of the purchase, ownership and disposition of the notes.

Payments Designated as Interest

The Issuer will report interest paid to a U.S. Holder on a note as includible in the U.S. Holder’s gross income as ordinary interest income. In addition, interest on the notes should be treated as foreign source income for U.S. federal income tax purposes. Subject to certain conditions and limitations, non-U.S. taxes, if any, withheld on interest payments may be treated as non-U.S. taxes eligible for credit against a U.S. Holder’s U.S. federal income tax liability. The limitation on non-U.S. taxes eligible for the U.S. foreign tax credit is calculated separately with respect to specific “baskets” of income. Interest on the notes generally will constitute “passive category income,” or, in the case of certain U.S. Holders, “general category income.” As an alternative to the tax credit, a U.S. Holder may elect to deduct such taxes (the election would then apply to all non-U.S. income taxes such U.S. Holder paid in that taxable year). The rules governing the U.S. foreign tax credit are complex. U.S. Holders are urged to consult their tax advisor regarding the availability of the U.S. foreign tax credit under their particular circumstances.

Under recently enacted tax rules, if a U.S. Holder employs the accrual method of accounting, keeps applicable financial statements and income is recognized for financial accounting purposes prior to the time that the U.S. Holder otherwise would recognize the income for U.S. federal income tax purposes, the income will be recognized for tax purposes in accordance with such applicable financial statements.  For this purpose, an applicable financial statement includes a financial statement used for credit purposes, or for reporting to shareholders, partners, or other proprietors.

Notes Treated as Derivatives

Except as disclosed in an applicable Pricing Supplement, the notes will not be treated as indebtedness for federal income tax purposes, but will be treated as prepaid cash-settled derivative contracts.  In this case, holders should generally recognize capital gain or loss upon the sale, exchange or payment on maturity in an amount equal to the difference between the amount they receive at such time and their tax basis in the notes, other than accrued but unpaid interest which will be taxable as ordinary income. In general, your tax basis in the notes will be equal to the price you paid for them. Such gain or loss should generally be long-term capital gain or loss if you have held your notes for more than one year. Capital gain recognized by an individual U.S. holder is generally taxed at preferential rates where the property is held for more than one year and is generally taxed at ordinary income rates where the property is held for one year or less. The deductibility of capital losses is subject to limitations. The holding period for notes of a U.S. holder who acquires the notes upon issuance will generally begin on the date after the issue date (i.e., the settlement date) of the notes. If the notes are held by the same U.S. holder until maturity, that holder’s holding period will generally include the maturity date.

Any gain or loss realized on the sale, exchange, retirement or other disposition of a note generally will be treated as U.S. source gain or loss, as the case may be. Consequently, a U.S. Holder may not be able to claim a credit for any non-U.S. tax imposed upon a disposition of a note. The deductibility of capital losses is subject to limitations.

The U.S. Treasury Department and the U.S. Internal Revenue Service (the “IRS”) released a 2008 Notice that may affect the taxation of holders of notes taxed as prepaid derivatives. According to the notice, the IRS and the U.S. Treasury Department are considering whether the holder of an instrument such as the notes should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. The notice also states that the IRS and the U.S. Treasury Department are also considering other relevant issues, including whether gain or loss from such instruments should be treated as ordinary or capital and whether the special constructive ownership rules of Section 1260 of the Code might be applied to such instruments. While it is not clear whether any notes would be viewed as similar to instruments discussed in such notice, it is possible that any future guidance could materially and adversely affect the tax consequences of an investment in the notes, possibly with retroactive effect.

Alternative Federal Income Tax Treatment of the Notes

As noted above, there is no judicial or administrative authority discussing how the notes should be treated for U.S. federal income tax purposes. Therefore, other treatments would also be reasonable and the IRS might assert that treatment other than that described above is more appropriate.

For example, notes may be properly treated as an investment unit consisting of (i) a non-contingent debt instrument issued by us to you (the “Debt Portion”) and (ii) a put option with respect to the Reference Assets written by you and purchased by us (the “Put Option”).

If the notes are properly treated as an investment unit consisting of a Debt Portion and Put Option, it is likely that the Debt Portion of the notes is treated as issued for the Principal Amount of the notes (if you are an initial purchaser) and that interest payments on the notes are treated in part as payments of interest and in part as payments for the Put Option. Under this characterization, a percentage of each Contingent Coupon Payment would be treated as an interest payment for U.S. federal income tax purposes and a percentage of each Contingent Coupon Payment would be treated as payment for the Put Option for U.S. federal income tax purposes. The percentage treated as an interest payment for U.S. federal income tax purposes generally would equal our customary market borrowing rate for this type of instrument without taking into account the Reference Assets and associated terms, the remaining percentage of the Contingent Coupon Payment would be in consideration of the Put Option.

If you receive the cash payment of the full Principal Amount of your notes upon the call or maturity, such payment is likely treated as (i) payment in full of the Principal Amount of the Debt Portion (which would not result in the recognition of gain or loss if you are an initial purchaser of the notes) and (ii) the lapse of the Put Option which likely results in your recognition of short-term capital gain in an amount equal to the amount paid to you for the Put Option and deferred as described in the preceding paragraph. If you receive a cash payment upon the maturity of your notes (excluding cash received as interest) of less than the full Principal Amount of your notes, such payment would likely be treated as (i) payment in full of the Principal Amount of the Debt Portion (which would not result in the recognition of gain or loss if you are an initial purchaser of your notes) and (ii) the cash settlement of the Put Option pursuant to which you paid to us an amount equal to the excess of the Principal Amount of your notes over the amount that you received upon the maturity of the notes (excluding cash received as interest) in order to settle the Put Option. If the amount paid to you for the Put Option and deferred as described in the preceding paragraph is less than the amount you are deemed to have paid to us to settle the Put Option, you will likely recognize short-term capital loss in an amount that is equal to such difference.  Conversely, if the aggregate amount paid to you for the Put Option and deferred as described in the preceding paragraph is greater than the amount you are deemed to have paid to us to settle the Put Option, you will likely recognize short-term capital gain in an amount that is equal to such excess.

Upon the sale of the notes, you would be required to apportion the value of the amount you receive between the Debt Portion and Put Option on the basis of the values thereof on the date of the sale. You would recognize gain or loss with respect to the Debt Portion in an amount equal to the difference between (i) the amount apportioned to the Debt Portion and (ii) your adjusted U.S. federal income tax basis in the Debt Portion (which would generally be equal to the Principal Amount of the notes if you are an initial purchaser of the notes). Except to the extent attributable to accrued but unpaid interest with respect to the Debt Portion, such gain or loss would be long-term capital gain or loss if your holding period is greater than one year. The amount of cash that you receive that is apportioned to the Put Option (together with any amount of premium received in respect thereof and deferred as described above) would be treated as short-term capital gain. If the value of the Debt Portion on the date of the sale of the notes is in excess of the amount you receive upon such sale, you would likely be treated as having made a payment (to the purchaser in the case of a sale) equal to the amount of such excess in order to extinguish your rights and obligations under the Put Option. In such a case, you would likely recognize short-term capital gain or loss in an amount equal to the difference between the premium you previously received in respect of the Put Option and the amount of the deemed payment made by you to extinguish the Put Option.

Certain notes may be treated as a single debt instrument subject to the special tax rules governing contingent payment debt instruments. If the notes are subject to such special rules applicable to contingent payment debt instruments, the amount of interest U.S. holders are required to take into account for each accrual period will be determined by constructing a projected payment schedule for the notes and applying rules similar to those for accruing “original issue discount” or OID on a hypothetical non-contingent debt instrument with that projected payment schedule. In addition to accruing interest income in accordance with the comparable yield, a U.S. holder will be required to make adjustments if the actual amounts that holder receives in any taxable year differs from the projected payment schedule. These rules could possibly have the effect of requiring U.S. holders to include amounts in income in respect of the notes prior to receipt of cash attributable to that income.

U.S. holders will recognize gain or loss on the sale, redemption or maturity of notes treated as contingent payment debt instruments in an amount equal to the difference, if any, between the amount of cash received at that time and their adjusted basis in the notes. In general, a U.S. holder’s adjusted basis in such notes will equal the amount the holder paid for the notes, increased by the amount of interest that was previously accrued with respect to the notes. Any such gain will generally be ordinary income and any such loss that will generally be ordinary loss to the extent the interest included as income in the current or previous taxable years, and thereafter will be capital loss.

Medicare Tax

A U.S. holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8% tax on the lesser of (1) the U.S. holder’s “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year and (2) the excess of the U.S. holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals is between $125,000 and $250,000, depending on the individual’s circumstances). A holder’s net investment income generally includes its interest income and its net gains from the disposition of notes, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the debt securities.

U.S. Backup Withholding and Information Reporting

Backup withholding and information reporting requirements apply to certain payments of principal of, and interest on, an obligation and to proceeds of the sale or redemption of an obligation, to certain non-corporate holders of notes that are U.S. persons. Information reporting generally will apply to payments of principal of, and interest on, notes, and to proceeds from the sale or redemption of, notes within the United States, or by a U.S. payor or U.S. middleman, to a holder of notes that is a U.S. person (other than an exempt recipient, including a corporation, and certain other persons). The payor will be required to backup withhold on payments made within the United States, or by a U.S. payor or U.S. middleman, on a note to a holder of a note that is a U.S. person, other than an exempt recipient, such as a corporation, if the holder fails to furnish its correct taxpayer identification number or otherwise fails to comply with, or establish an exemption from, the backup withholding requirements.

Backup withholding is not an additional tax. You generally will be entitled to credit any amounts withheld under the backup withholding rules against your U.S. federal income tax liability provided the required information is furnished to the IRS in a timely manner.

Additionally, U.S. Holders that are individuals (and, to the extent provided in future regulations, certain entities) may be required to disclose information about their notes on Form 8938—Statement of Specified Foreign Financial Assets—if the aggregate value of their notes and their “specified financial assets” exceeds $50,000 (or other thresholds depending on the individual’s exact circumstances). Significant penalties can apply if a U.S. Holder fails to disclose its specified foreign financial assets. U.S. Holders should consult their own tax advisors regarding the possible implications of this legislation in their particular circumstances.

FATCA Withholding

The Foreign Account Tax Compliance provisions of the Code (“FATCA”) assist the IRS in enforcing U.S. taxpayer compliance. FATCA may impose a 30% withholding tax on payments of U.S. source income to (i) certain non-U.S. financial institutions that do not enter into and comply with an agreement to provide the IRS information about their accountholders (as defined for purposes of FATCA), comply with certain rules or law implementing an intergovernmental agreement between the United States and the non-U.S. financial institution’s jurisdiction implementing FATCA with respect to such jurisdiction or otherwise qualify for an exemption from, or are deemed to comply with, FATCA (an institution meeting such requirements, a “Compliant FFI”) and (ii) certain other non-U.S. entities that do not provide payors with information about their substantial U.S. holders or establish that they have no substantial U.S. holders.

Starting two years following the date of publication of final U.S. Treasury regulations defining the term “foreign passthru payments” (the “Publication Date”), FATCA may also impose withholding tax on such “foreign passthru payments.” Thus, the Issuer may in certain circumstances be required under FATCA to withhold U.S. tax at a rate of 30% on all or a portion of payments of principal and interest which are treated as “foreign passthru payments” made to (i) non-U.S. financial institutions (whether holding the notes as a beneficial owner or intermediary) unless the payee is a Compliant FFI or (ii) any holders that do not provide information sufficient to determine whether the payee is a U.S. person (“Recalcitrant Holders”). Whether or not FATCA withholding tax could apply to “foreign passthru payments” on the notes may depend upon an applicable intergovernmental agreement (“IGA”) relating to FATCA between the United States and the jurisdiction of the Issuer, Guarantor or the applicable Issuer Branch of Account.

Specifically, the United States and a number of other jurisdictions have entered into IGAs to facilitate the implementation of FATCA. Pursuant to FATCA and the “Model 1” IGA, an FFI in an IGA signatory country could be treated as a Reporting Financial Institution (“Reporting FI”) not subject to withholding under FATCA on any payments it receives. Further, an FFI in a Model 1 IGA jurisdiction would not be required to withhold under FATCA or an IGA (or any law implementing an IGA) from payments it makes unless it has agreed to do so under the U.S. “qualified intermediary,” “withholding foreign partnership,” or “withholding foreign trust” regimes. Under the Model 1 IGA, a Reporting FI would still be required to report certain information in respect of its account holders and investors to its home government or to the IRS. The United States and Canada have entered into an agreement (the “US-Canada IGA”) based largely on the Model 1 IGA.

The Bank is a Reporting FI pursuant to the US-Canada IGA. However, the FATCA rules, and in particular the rules governing foreign passthru payments, have not yet been fully developed, so the future application of FATCA to the Issuer and the holders of notes is uncertain. Noteholders may be required to provide certain information to the Bank or other payors in order (i) for holders to avoid FATCA withholding from payments on the notes, (ii) for the Bank to avoid the imposition of a FATCA withholding tax on payments to it, or (iii) for the Issuer to comply with the rules under FATCA (including laws implementing an IGA thereunder). If a holder (including an intermediary) fails to provide the Issuer, or any other agent of the Bank with any correct, complete and accurate information that may be required for the Issuer to comply with FATCA and/or to prevent the imposition of FATCA withholding tax, the Issuer may withhold amounts otherwise distributable to the holder.

The requirements of the US-Canada IGA have been implemented through amendments to the Canadian Income Tax Act and the enactment of the Canada-United States Enhanced Tax Information Exchange Agreement Implementation Act (the “US-Canada IGA Implementation Act”). Under the provisions of the US-Canada IGA Implementation Act, CIBC is required to determine whether financial accounts are held by U.S. persons and must report information on certain accounts owned or controlled by U.S. taxpayers, directly to the Canada Revenue Agency (the “CRA”). CIBC may be required to collect information from holders of notes (other than notes that are regularly traded on an established securities market for purposes of the IGA), including such holders’ status as a “Specified U.S. Persons” (as defined in the IGA) and report information regarding such holders’ investment in the notes to the CRA.

No additional amounts will be paid in respect of any U.S. tax withheld under the FATCA rules from payments on the notes. Potential investors should consult their tax advisers regarding the implications of the FATCA rules for their investment in notes, including the implications resulting from the status under these rules of each financial intermediary through which they hold notes.

While the notes are in global form and held within a clearing system, it is expected that FATCA will not affect the amount of any payments made under, or in respect of, the notes by the Bank, any paying agent or the depositary, given that each of the entities in the payment chain beginning with the Issuer and ending with the relevant clearing system is a major financial institution whose business is dependent on compliance with FATCA and that any alternative approach introduced under an intergovernmental agreement will be unlikely to affect the notes. However, FATCA may affect payments made to custodians or intermediaries in the subsequent payment chain leading to the ultimate investor if any such custodian or intermediary generally is unable to receive payments free of FATCA withholding. It also may affect payment to any ultimate investor that is a financial institution that is not entitled to receive payments free of withholding under FATCA, or an ultimate investor that fails to provide its broker (or other custodian or intermediary from which it receives payment) with any information, forms, other documentation or consents that may be necessary for the payments to be made free of FATCA withholding.

Tax Consequences to Non-U.S. Holders

For purposes of this discussion, the term “non-U.S. holder” means a beneficial owner of a security that is not a partnership or other entity treated as a partnership and is not a U.S. holder. If you are a non-U.S. holder, you generally will not be subject to U.S. federal income or withholding tax for amounts paid in respect of the notes, provided that the payment is not effectively connected with your conduct of a U.S. trade or business. Notwithstanding the foregoing, gain from the sale or exchange of the notes or their settlement at maturity may be subject to U.S. federal income tax if you are a nonresident alien individual and are present in the U.S. for 183 days or more during the taxable year of the settlement at maturity, sale or exchange and certain other conditions are satisfied.

If you are engaged in the conduct of a trade or business within the U.S. and if gain realized on the settlement at maturity, sale or exchange of the notes, is effectively connected with the conduct of such trade or business (and, if certain tax treaties apply, is attributable to a permanent establishment maintained by the non-U.S. holder in the U.S.), you generally will be subject to U.S. federal income tax on such gain on a net income basis in the same manner as if you were a U.S. holder as described under the heading “Tax Consequences to U.S. Holders,” above. In addition, non-U.S. holders that are foreign corporations, may also be subject to a branch profits tax equal to 30% (or such lower rate provided by any applicable tax treaty) of a portion of their earnings and profits that are withdrawn from the U.S. for the taxable year that are effectively connected with their conduct of a trade or business in the U.S., subject to certain adjustments.

Notwithstanding the above, if we determine that there is a material risk that we will be required to withhold on any payments on the notes, we may withhold on any such payment to a non-U.S. holder at a 30% rate, unless such non-U.S. holder has provided to us (i) a valid IRS Form W-8ECI or (ii) a valid IRS Form W-8BEN or IRS Form W-8BEN-E claiming tax treaty benefits that reduce or eliminate withholding. If we elect to withhold and such non-U.S. holder has provided us with a valid IRS Form W-8BEN or IRS Form W-8BEN-E claiming tax treaty benefits that reduce or eliminate withholding, we may nevertheless withhold up to 30% on any payments if there is any possible characterization of the payments that would not be exempt from withholding under the treaty.

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to non-U.S. holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (such equities and indices, “U.S. Underlying Equities”). Section 871(m) generally applies to instruments that substantially replicate the economic performance of one or more U.S. Underlying Equities, as determined upon issuance, based on tests set forth in the applicable Treasury regulations (a “Specified Security”). Section 871(m) provides certain exceptions to this withholding regime, in particular exempt financial instruments that reference one or more “qualified indices.”  A qualified index is an index that meets 7 specified criteria, including that the index includes 25 or more component securities and that it is rebalanced pursuant to publicly stated, predefined criteria.  In addition, a qualified index includes an index if 10% or less of the index consists of U.S. Underlying Equities.  Unless otherwise specified in a pricing supplement, each note referencing an index is expected to reference a qualified index.

A determination that the notes are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this treatment. Moreover, Section 871(m) is complex and its application may depend on your particular circumstances. For example, if you enter into other transactions relating to U.S. underlying securities, you could be subject to withholding tax or income tax liability under Section 871(m) even if the notes are not Specified Securities subject to Section 871(m) as a general matter. You should consult your tax adviser regarding the potential application of Section 871(m) to the notes.